                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------


                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. 2)

                           ---------------------------

Filed by the Registrant [x]
Filed by a Party other than Registrant [ ]

Check the Appropriate Box:
[x]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            SEIBELS BRUCE GROUP, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1.  Title of each class of securities to which transaction applies:
         ______________________________________________________________

     2.  Aggregate number of securities to which transaction applies:
         ______________________________________________________________

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ______________________________________________________________

     4.  Proposed maximum aggregate value of transaction:
         ______________________________________________________________

     5.  Total fee paid:
         ______________________________________________________________

[x]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1.  Amount Previously Paid:
         __________________________________

     2.  Form, Schedule or Registration Statement No.:
         __________________________________

     3.  Filing Party:
         __________________________________

     4.  Date Filed:
         __________________________________

                          THE SEIBELS BRUCE GROUP, INC.
                                1501 LADY STREET
                         COLUMBIA, SOUTH CAROLINA 29201


                                    NOTICE OF
                         SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY [22], 1996




TO THE SHAREHOLDERS OF
THE SEIBELS BRUCE GROUP, INC.:


NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of THE SEIBELS BRUCE GROUP, INC. (the "Company") will be held at the offices of the Company at 1501 Lady Street, Columbia, South Carolina 29201 at 11:00 a.m. on Wednesday, May 22, 1996 for the following purposes:

         (1) To consider and act upon a proposal to increase the authorized common stock of the Company, par value $1.00 per share (the "Common Stock") from 25,000,000 to 50,000,000 shares and to amend the Company's Articles of Incorporation accordingly;

         (2) To consider and act upon a proposal to approve the issuance of 6,250,000 shares of Common Stock (the "Powers Shares"), the issuance of options (the "Powers Options") to purchase a further 6,250,000 shares of Common Stock at an exercise price per share of the greater of $1.50 or the book value per share at the date of exercise with respect to 3,125,000 shares and the greater of $2.00 or the book value per share at the date of exercise with respect to a further 3,125,000 shares, and the issuance of the shares of Common Stock underlying the Powers Options (the "Powers Option Shares") for an aggregate purchase price of $6,250,000, as contemplated by the Stock Purchase Agreement, dated as of January 29, 1996, as amended January 30, 1996 (the "Powers Agreement"), between the Company and Charles H. Powers, Walker S. Powers, Rex Huggins and Jane Huggins (collectively, the "Powers"), which approval is required by the ByLaws of the National Association of Securities Dealers, Inc. (the "NASD");

         (3) To consider and act upon a proposal to grant full and unlimited voting rights under the South Carolina Control Share Acquisitions Act to all 12,500,000 shares of Common Stock purchased or to be purchased by the Powers pursuant to the Powers Agreement and the Powers Options, in accordance and in compliance with Title 35, Chapter 2, Article 1, ss. 35-2-109 of the South Carolina Code;

         (4) To consider and act upon a proposal to increase the number of directors of the Company from 11 to 18;

         (5) To consider and act upon a proposal to adopt a stock option plan for non-employee directors of the Company;

         (6) To consider and act upon a proposal to adopt a stock option plan to supersede the 1987 Stock Option Plan, for the employees of the Company; and

         (7) To consider and act upon a proposal to adopt a stock option plan for independent agents of the Company.

         All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.

         Shareholders may be entitled to assert dissenters' rights under Chapter 13 of Title 33 of the South Carolina Business Corporation Act of 1988 with respect to Proposal 3.

         The transfer books of the Company will close as of the end of business on April 11, 1996 (the "Record Date") for purposes of determining shareholders who are entitled to notice of and to vote at the Meeting, but will not be closed for any other purpose.

         SHAREHOLDERS ARE URGED TO FILL IN AND EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED WHEN MAILED IN THE UNITED STATES. YOUR ATTENDANCE AT THE MEETING IS ENCOURAGED. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN AND EXECUTE THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING AND DECIDE THAT YOU WANT TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ALL OF THE PROPOSALS DESCRIBED HEREIN TO BE CONSIDERED AT THE MEETING.

                       By Order of the Board of Directors



                                                     Priscilla C. Brooks
                                                     Corporate Secretary
April ____, 1996

                          THE SEIBELS BRUCE GROUP, INC.
                                1501 LADY STREET
                         COLUMBIA, SOUTH CAROLINA 29201


                                 PROXY STATEMENT
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD May [22], 1996


                                  INTRODUCTION

General

This Proxy Statement is furnished to the shareholders of the common stock, par value $1.00 per share (the "Common Stock"), of The Seibels Bruce Group, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") to be voted at a Special Meeting of Shareholders (the "Meeting") to be held at the offices of the Company, 1501 Lady Street, Columbia, South Carolina 29201, at 11:00 a.m. on Wednesday, May 22, 1996 and at any adjournments thereof. It is anticipated that this Proxy Statement will be mailed to shareholders on or about April ____, 1996.

A proxy card is enclosed. Any shareholder who executes and delivers a proxy may revoke it prior to its use by (i) giving written notice of such revocation to the Corporate Secretary of the Company at P.O. Box 1, Columbia, South Carolina 29202, the Company's mailing address; or (ii) executing and delivering to the Corporate Secretary of the Company (by mail at P.O. Box 1, Columbia, South Carolina 29202, or by delivery at 1501 Lady Street, Columbia, South Carolina 29201) a proxy bearing a later date; or (iii) appearing at the Meeting and voting in person. When proxies in the accompanying form are returned properly executed, the shares represented by proxies which have not been revoked will be voted in accordance with the instructions noted thereon. Abstentions and "broker non-votes" are each included in the determination of the number of shares present and voting, but are not counted as votes for proposals presented to shareholders. Abstentions and broker non-votes will have the same effect as a vote against proposals 1 and 3. (A "broker non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.)

Unless otherwise specified, the proxies will be voted in favor of the proposals set forth below (collectively, the "Proposals")

         (1) To consider and act upon a proposal to increase the authorized common stock of the Company, par value $1.00 per share (the "Common Stock") from 25,000,000 to 50,000,000 shares and to amend the Company's Articles of Incorporation accordingly;

         (2) To consider and act upon a proposal to approve the issuance of 6,250,000 shares of Common Stock (the "Powers Shares"), the issuance of options (the "Powers Options") to purchase a further 6,250,000 shares of Common Stock at an exercise price per share of the greater of $1.50 or the book value per share at the date of exercise with respect to 3,125,000 shares and the greater of $2.00 or the book value per share at the date of exercise with respect to a further 3,125,000 shares, and the issuance of the shares of Common Stock underlying the Powers Options (the "Powers Option Shares") for an aggregate purchase price of $6,250,000, as contemplated by the Stock Purchase Agreement, dated as of January 29, 1996, as amended January 30, 1996 (the "Powers Agreement"), between the Company and Charles H. Powers, Walker S. Powers, Rex Huggins and Jane Huggins (collectively, the "Powers"), which approval is required by the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD");

         (3) To consider and act upon a proposal to grant full and unlimited voting rights under the South Carolina Control Share Acquisitions Act to all 12,500,000 shares of Common Stock purchased or to be purchased by the Powers pursuant to the Powers Agreement and the Powers Options, in accordance and in compliance with Title 35, Chapter 2, Article 1, ss. 35-2-109 of the South Carolina Code;

         (4) To consider and act upon a proposal to increase the number of directors of the Company from 11 to 18;

         (5) To consider and act upon a proposal to adopt a stock option plan for non-employee directors of the Company;

         (6) To consider and act upon a proposal to adopt a stock option plan to supersede the 1987 Stock Option Plan, for the employees of the Company; and

         (7) To consider and act upon a proposal to adopt a stock option plan for independent agents of the Company.

The Board of Directors recommends that shareholders vote "FOR" or grant authority to vote "FOR" each of the Proposals. In accordance with South Carolina law and the Bylaws of the Company, no other matters may properly come before the Meeting without additional notice from the Company.

Voting

Only holders of record of outstanding shares of Common Stock as of April 11, 1996 (the "Record Date"), will be entitled to notice of and to vote at the Meeting. On the Record Date, there were 18,407,686 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote except with respect to Proposal 3, as described below. Unless otherwise indicated, the proxy will be voted in favor of all of the Proposals. As of December 31, 1995, there were 16,772,686 shares of Common Stock outstanding as reported in the Company's 1995 Annual Report on Form 10-K, included as an appendix hereto. An additional 1,635,000 shares (the "Avent Shares") were issued on March 29, 1995 pursuant to a stock purchase agreement entered into with Fred C. Avent and others (the "Avent Transaction") (referred to collectively as the "Avent Group"). In addition to the Avent Shares, the Avent Group is entitled to receive options to purchase an additional 1,635,000 shares of Common Stock (the "Avent Options"). See "RECENT DEVELOPMENTS--The Avent Transaction".

Mr. Saad Alissa and his affiliates (the "Alissa Group"), who collectively own 8,152,200 shares of Common Stock (representing 44.29% of the shares outstanding), and the directors and executive officers of the Company, who collectively own 1,282,430 shares of Common Stock (representing 6.97% of the shares outstanding) have indicated to the Company that they intend to vote for the Proposals at the Meeting (except to the extent that shares owned by directors and officers are excluded from voting on Proposal 3, as discussed below). Therefore, shareholders owning an aggregate of 9,434,630 (51.25%) have indicated that they intend to vote for the Proposals (other than Proposal 3).

The presence, in person or by proxy, of the holders of a majority of the shares issued and outstanding and entitled to vote constitutes a quorum for the Meeting. In addition to quorum requirements, however, approval of Proposal 1 requires the affirmative votes of two-thirds of all outstanding shares, and approval of Proposal 3 requires the affirmative vote of a majority of all outstanding shares, excluding "Interested Shares" (as defined below).

For Proposal 1 to be approved, the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock is required. Therefore, abstentions will have the same effect as a vote against Proposal 1.

For Proposals 2, 4, 5, 6 and 7 to be approved, the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting is required. All outstanding shares of Common Stock are eligible to vote on Proposals 2, 4, 5, 6 and 7.



For Proposal 3 to be approved, the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock (excluding "Interested Shares" as that term is defined in the South Carolina Control Share Acquisitions Act) is required. Therefore, abstentions will have the same effect as a vote against Proposal 3. As more fully discussed under the heading "PROPOSALS RELATING TO THE POWERS TRANSACTION: PROPOSALS 1, 2, 3 AND 4 -- Grant of Voting Rights under the South Carolina Control Share Acquisitions Act," a vote is required on Proposal 3 under the provisions of the South Carolina Control Share Acquisitions Act in order to grant voting rights to the Powers Shares and the Powers Option Shares. "Interested Shares" are any shares of Common Stock that are owned or the voting of which may be exercised or directed in the election of directors by the Powers (and any other persons who may constitute a group with any of the Powers within the meaning of Rule l3d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), as well as all shares of Common Stock that are owned or the voting of which may be exercised or directed in the election of directors, by any officer of the Company or any director who is also an employee of the Company. Based on information provided to the Company by the Powers, the Powers (including any person who with the Powers would constitute a group under the Exchange Act), owned an aggregate amount of 364,206 shares of Common Stock as of the Record Date. An additional 32,000 shares of Common Stock owned by directors and officers of the Company constituted Interested Shares as of the Record Date. See "PROPOSALS RELATING TO THE POWERS TRANSACTION: PROPOSALS 1, 2, 3 AND 4 -- Proposal 3: Powers Agreement -- Grant of Voting Rights under the South Carolina Control Share Acquisitions Act -- Vote Required." Accordingly, 396,206 shares constitute Interested Shares, and the remaining 18,011,480 shares of Common Stock will be eligible to vote on Proposal 3.

THE ACCOMPANYING PROXY FORM IS SOLICITED BY THE BOARD OF DIRECTORS AND IS REVOCABLE AT ANY TIME PRIOR TO BEING EXERCISED. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS THEREON. IF A CHOICE IS NOT INDICATED, HOWEVER, THE PROXY WILL BE VOTED IN FAVOR OF THE DESCRIBED PROPOSALS TO BE CONSIDERED AT THE MEETING, AND IN THE BEST JUDGMENT OF THE PROXIES CONCERNING ALL OTHER PROPOSALS CONSIDERED AT THE MEETING.

Risks Associated with the Powers Transaction

The Powers Transaction will cause a substantial reduction in the proportionate equity interest in the Company of the Company's existing shareholders. The issuance of the Powers Shares (and the potential future issuance in the case of the Powers Options), will add a significant number of shares to the shares already issued and outstanding which may have an adverse effect on the market price of the Company's shares. The closing prices of the Company's Common Stock on December 15, 1995 and December 19, 1995, the business dates immediately prior to and after the date of the announcement of the Powers Transaction (as then proposed), were $1.1875 and $1.75, respectively. The market price of the Company's shares of Common Stock may be adversely affected by the registration of the Powers Shares, the Powers Option Shares, the Avent Shares, the Avent Option shares, and the shares currently owned by the Alissa Group (the "Alissa Shares"). The Company expects to file a registration statement with respect to all of these shares if the Powers Transaction is approved at the meeting.

Assuming no exercise of the Powers Options, the consummation of the Powers Transaction will increase the number of issued and outstanding shares from 18,407,686 to 24,657,686, representing an increase of 33.95%. Assuming the exercise of the Powers Options, the number of issued and outstanding shares would be 30,907,686, an increase of 67.91% over the number of issued and outstanding shares on March 30, 1996. The foregoing calculations include as issued the 1,635,000 Avent Shares and assume no exercise of the 1,635,000 Avent Options issued in connection with the Avent Transaction.

The Powers, by virtue of owning 26.82% of the Company's Common Stock (assuming no exercise of the Powers Options or the Avent Options) or 41.62% (assuming exercise of all the Powers Options but no exercise of the Avent Options or other options), together with a contractual right to nominate two directors for election to the Board of Directors, will have the ability to significantly influence the management and affairs of the Company. In addition, the Powers, together with the Alissa Group, will have the right to nominate a majority of the Board of Directors, and the Powers, the Alissa Group and the executive officers and directors of the Company and their affiliates will own an aggregate of approximately 16,048,836 shares, representing 65.09% of the total shares outstanding (assuming no exercise of the Powers Options or other options outstanding) or 22,298,836 shares, representing 72.15% (assuming exercise of the Powers Options, but no exercise of any other options outstanding). Such a high level of ownership in the Powers, Alissa Group and management of the Company may have the effect of preventing, discouraging or delaying a change in control of the Company and may adversely affect the voting and other rights of other holders of Common Stock. Although there is no contract, arrangement, understanding, or other relationship among such persons, the consummation of the Powers Transaction could make it more difficult for a third party to acquire control of the Company without the support of the incumbent Board of Directors, the Alissa Group, or the Powers. See "BACKGROUND OF PROPOSALS RELATING TO THE POWERS TRANSACTION: PROPOSALS 1, 2, 3 AND 4 -- Summary of Terms of the Powers Agreement and Powers Options," "ANTITAKEOVER EFFECTS OF THE SHARE ISSUANCE AND APPROVAL OF PROPOSALS 1, 2, 3 And 4."

The Powers Transaction is the result of the Company's continuing efforts to strengthen the capital and surplus of the Company and its subsidiaries. The minimum required capital and surplus for a multiple lines insurance company in South Carolina, such as the South Carolina Insurance Company ("SCIC"), the Company's principal insurance subsidiary, is approximately $3,000,000. Due to its limited capital and surplus, in early 1995, SCIC instituted a plan to non-review all property business. This elimination of property exposures enabled SCIC to renegotiate its catastrophic reinsurance contract that previously costs it $1,300,000 per year. Effective March 15, 1995, all auto liability business written in North Carolina was ceded to the North Carolina Reinsurance Facility. On April 13, 1995, SCIC voluntarily agreed with the South Carolina Department of Insurance (the "Department") to suspend temporarily all new and renewal activity where SCIC retained net underwriting risk. Because of its limited capital and surplus, SCIC agreed that it would not resume writing any policy of insurance in which SCIC bears any risk without approval from the Deparmtnet. The Powers Transaction will greatly increase the statutory capital and surplus of SCIC and decrease the chance that a sudden and/or unexpected loss could render SCIC unexpectedly below the statutory surplus requirements, thereby causing the Department to take over the company for rehabilitation and/or liquidation. By increasing its capital and surplus to more than $15,500,000 (pro forma as of December 31, 1995), SCIC will be in a much stronger financial position and management believes that it will be better placed to seek approval from the Department to resume writing policies in which SCIC bears risk, subject to acceptance by the Department of the Company's business plan, and to such volume and other limitations as the Department may impose. There is no guarantee, however, that the Department will allow SCIC to resume writing policies in which SCIC retains risk.

Financial Information

The Company's Annual Report on Form l0-K for the year ended December 31, 1995 is incorporated into this Proxy Statement by reference. Shareholders may also obtain copies of this Report without charge upon written request addressed to the Corporate Secretary, The Seibels Bruce Group, Inc., P.O. Box 1, Columbia, South Carolina 29202. If the person requesting a copy of the Report is not a shareholder of record, the request must include a representation that he is a beneficial owner of the Company's Common Stock. Representatives of Arthur Andersen, LLP, the Company's principal accountants for the current year and for the most recently completed fiscal year are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


                                                 TABLE OF CONTENTS

INTRODUCTION......................................................................................................1
         General  ................................................................................................1
         Voting   ................................................................................................2
         Risks Associated with the Powers Transaction.............................................................3
         Financial Information....................................................................................3

TABLE OF CONTENTS.................................................................................................4

BACKGROUND OF PROPOSALS RELATING TO THE
         POWERS TRANSACTION: PROPOSALS 1, 2, 3 AND 4..............................................................8
         Background of Powers Transaction.........................................................................8
                  Introduction....................................................................................8
                  Recommendation of the Board of Directors........................................................8
                  The Company's Need for Capital..................................................................8
                  The Company's Efforts to Obtain Capital.........................................................9
                  Opinion of Financial Advisor...................................................................10
                  Analysis of Liquidation Value of the Company...................................................12
                  Use of Proceeds................................................................................12
                  General Effect on Existing Shareholders........................................................12
                  The Powers.....................................................................................13
         Unaudited Pro Forma Financial Data......................................................................13
         Summary of the Powers Agreement and the Powers Options..................................................15
                  The Powers Agreement...........................................................................15
                  Purchase and Sale of the Powers Shares and Options.............................................15
                  Representations, Warranties and Covenants......................................................15
                  Registration Rights with Respect to Shares.....................................................15
                  Conditions to the Powers Agreement.............................................................16
                  Termination....................................................................................16
                  Restrictions on Transfer.......................................................................16
                  Designation of Directors.......................................................................16
                  Indemnification................................................................................17
                  The Powers Options.............................................................................17

PROPOSALS RELATING TO THE POWERS  TRANSACTION:  PROPOSALS 1, 2, 3 AND 4..........................................17
         Proposal 1:  Increase in Number of Authorized Shares of Common Stock....................................17
                  Vote Required..................................................................................18
         Proposal 2:  Approval of Securities Issuance Pursuant to The Powers Agreement and the Powers
                  Options........................................................................................18
                  Vote Required..................................................................................19
         Proposal 3:  Powers Agreement -- Grant of Voting Rights under the South Carolina Control Share
                  Acquisitions Act...............................................................................19
                  The South Carolina Control Share Acquisitions Act ("CSAA").....................................19
                  Acquisition of Shares by the Powers............................................................20
                  Vote Required..................................................................................20
                  Dissenters' Rights with Respect to Proposal 3..................................................21
         Proposal 4:  Increase In Number of Directors............................................................23
                  Introduction...................................................................................23
                  Board Resolution...............................................................................23
                  Vote Required..................................................................................23

ANTITAKEOVER EFFECTS OF THE SHARE ISSUANCE
         AND APPROVAL OF PROPOSALS 1, 2, 3 AND 4.................................................................23
         Introduction............................................................................................23
         Existing Antitakeover Provisions........................................................................24
                  South Carolina Control Share Acquisitions Act..................................................24
                  South Carolina Business Combination Statute....................................................24
                  Supermajority Voting Requirements..............................................................24


                                                      -5-





                  Classified Board of Directors; Removal of Directors............................................25

BACKGROUND OF PROPOSALS RELATING TO STOCK PLANS FOR DIRECTORS, EMPLOYEES AND
         AGENTS:  PROPOSALS 5, 6 AND 7...........................................................................25
         Background of Stock Plans for Directors, Employees and Agents...........................................25
         Benefits to be Received upon Shareholder Approval
                  of the Plans Contemplated by Proposals 5, 6 and 7..............................................26

PROPOSALS RELATING TO STOCK PLANS FOR DIRECTORS, EMPLOYEES AND AGENTS:
         PROPOSALS 5, 6 AND 7....................................................................................27
         Proposal 5:  Approval of the 1995 Non-employee Directors Stock Option Plan..............................27
                  Introduction...................................................................................27
                  Eligibility....................................................................................27
                  Administration.................................................................................27
                  Award of Options and Shares....................................................................28
                  Transferability of Options.....................................................................28
                  Amendment of the 1995 Directors Plan...........................................................28
                  Federal Income Tax Consequences of the 1995 Non-Employee Directors Stock Option Plan
                            .....................................................................................28
                  Vote Required..................................................................................28
         Proposal 6: Approval of the 1996 Employee Stock Option Plan.............................................28
                  Introduction...................................................................................28
                  Eligibility....................................................................................29
                  Administration.................................................................................29
                  Stock Options..................................................................................29
                  Restricted Stock...............................................................................30
                  Incentive Stock................................................................................30
                  Transferability of Incentive Awards............................................................30
                  Amendment of the 1996 Plan and Incentive Awards................................................30
                  Federal Income Tax Consequences of the 1996 Plan...............................................30
                  Vote Required..................................................................................31
         Proposal 7:  Approval of the 1995 Stock Option Plan for Independent Agents..............................31
                  Introduction...................................................................................31
                  Eligibility....................................................................................31
                  Administration.................................................................................31
                  Award of Options...............................................................................32
                  Transferability of Options.....................................................................32
                  Amendment or Termination of the 1995 Agents Plan...............................................32
                  Federal Income Tax Consequences of the 1995 Agents Plan........................................32
                  Vote Required..................................................................................32

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS.................................................................33
         Directors' Compensation.................................................................................33
         Compensation of Executive Officers......................................................................33
         Option Grants...........................................................................................34
         Option Exercises and Year-End Holdings..................................................................34
         Employment Agreements...................................................................................35
                  Effective Dates of Employment..................................................................35
                  Salary   ......................................................................................35
                  Bonus    ......................................................................................35
                  Stock Options..................................................................................35
                  Covenant Not to Compete........................................................................36
                  Termination....................................................................................36
         Report of the Board of Directors on Executive Compensation..............................................36
         Compensation Committee Interlocks and Insider Participation in Compensation Decisions...................36
         Stock Performance Chart.................................................................................36
         Certain Transactions....................................................................................38


                                                      -6-




SECURITY OWNERSHIP OF THE COMPANY................................................................................38

RECENT DEVELOPMENTS..............................................................................................39
         Sale of Consolidated American...........................................................................39
         The Avent Transaction...................................................................................39

GENERAL  ........................................................................................................40
         Expenses of Solicitation................................................................................40
         Additional Information..................................................................................40
         Incorporation by Reference..............................................................................40

ANNEXES AND APPENDIX:

Annex A Stock Purchase Agreement dated as of January 29, 1996 between Charles H. Powers and Walker S. Powers on the one hand, and The Seibels Bruce Group, Inc., and amendment thereto (the "Powers Agreement").

Annex B Stock Option Agreement dated as of January 30, 1996 between Charles H. Powers, Walker S. Powers and Rex and Jane Huggins on the one hand, and The Seibels Bruce Group, Inc.

Annex C           Opinion of Advest, Inc. dated February 7, 1996.

Annex D Chapter 13 (Dissenters' Rights) of Title 33 of the Code of Laws of South Carolina.

Annex E           1995  Non-employee  Directors  Stock  Option  Plan (the  "1995
                  Directors Plan").

Annex F           1996 Employee Stock Option Plan (the "1996 Plan").

Annex G           1995  Stock  Option  Plan for  Independent  Agents  (the "1995
                  Agents Plan").

                     BACKGROUND OF PROPOSALS RELATING TO THE
                   POWERS TRANSACTION: PROPOSALS 1, 2, 3 AND 4

Background of Powers Transaction

Introduction. Since late 1994, the Company has been pursuing strategic options, including a significant capital infusion to strengthen the capital and surplus of its insurance subsidiaries, and to enable its insurance subsidiaries to re-enter the risk-based insurance business. During 1995, the Company considered a number of strategies to raise capital, including negotiations with six prospective investors or purchasers. In November, 1995, the Company entered into negotiations with Charles H. Powers, and on January 29, 1996, the Company entered into a Stock Purchase Agreement (the "Powers Agreement") with Charles H. Powers and Walker S. Powers; the Powers Agreement was amended as of January 30, 1996 to include as parties Rex and Jane Huggins (Charles and Walker S. Powers and Rex and Jane Huggins are collectively referred to herein as the "Powers"). Pursuant to the Powers Agreement, the Company agreed to issue 6,250,000 shares of Common Stock (the "Powers Shares") and options to purchase a further 6,250,000 shares of Common Stock at an exercise price per share of the greater of book value or $1.50 per share with respect to 3,125,000 shares and the greater of book value or $2.00 per share with respect to a further 3,125,000 shares, to the Powers in consideration for an aggregate purchase price of $6,250,000 (the "Purchase Price"). In accordance with the Powers Agreement, the Company prepared (subject to the conditions to the Powers Agreement described below) certificates representing the Powers Shares, and such certificates, together with the Powers Option Agreement referred to below, were delivered to Haigh Porter, Esq., the Powers' attorney (the "Powers' Attorney"), and the Purchase Price was delivered to the Company, on January 30, 1996, to be held in escrow pending approval of Proposals 1, 2 and 3 by the Company's shareholders as described herein ("Shareholder Approval") and the receipt of approvals from the insurance regulatory authorities of South Carolina in which the Company's principal insurance subsidiary is domiciled, and Kentucky, in which one of the Company's insurance subsidiaries is domiciled, ("Insurance Regulatory Approval"). The Company has agreed under the Powers Agreement to use its best efforts to obtain Shareholder Approval.

Recommendation of the Board of Directors. At its meeting on January 30, 1996, the Board unanimously approved the proposed transaction with the Powers (the "Powers Transaction"), resolved to submit Proposals 1, 2 and 3 to the shareholders. The Board recommends that the shareholders vote for Proposals 1, 2 and 3 because the Powers Transaction represents, in the Board's view, the Company's best available option for raising much-needed capital.

The Powers Transaction will greatly increase the statutory capital and surplus of SCIC and decrease the chance that a sudden and/or unexpected loss could render SCIC unexpectedly below the statutory surplus requirements, thereby causing the Department to take over the company for rehabilitation and/or liquidation. By increasing its capital and surplus to more than $15,500,00 (pro forma as of December 31, 1995), SCIC will be in a much stronger financial position and management believes that it will be better placed to seek approval from the Department to resume writing policies in which SCIC bears risk, subject to acceptance by the Department of the Company's business plan, and to such volume and other limitations as the Department may impose.

The Board believes the Powers Transaction is fair to and in the best interests of the shareholders as a whole because (i) all shares to be purchased by the Powers are priced at or above book value and existing shareholders are thus protected against book value dilution; and (ii) the Board believes that the price to be paid by the Powers compares favorably with the share price of the Company's peer group, and with the other options considered by the Company during 1995. Though the Powers Transaction will cause a substantial reduction in the existing shareholders' proportionate equity interest in the Company, the Board believes this reduction is outweighed by the enhancement of the Company's net book value per share and capital and surplus.

The  Company's  Need for Capital.  The Powers  Transaction  is the result of the
Company's continuing efforts to strengthen the capital and surplus of the Company and its subsidiaries. The minimum required capital and surplus for a multiple lines insurance company in South Carolina, such as the South Carolina Insurance Company ("SCIC"), the Company's principal insurance subsidiary, is approximately $3,000,000. Due to its limited capital and surplus, in early 1995, SCIC instituted a plan to non-renew all property business. This elimination of property exposures enabled SCIC to renegotiate its catastrophic reinsurance contract that previously cost it $1,300,000 per year. Effective March 15, 1995, all auto liability business written in North Carolina was ceded to the North Carolina Reinsurance Facility. On April 13, 1995, SCIC voluntarily agreed with the South Carolina Department of Insurance (the "Department") to suspend temporarily all new and renewal activity where SCIC retained net underwriting risk. During the following weeks and months, management of the Company maintained close contact with the Department, meeting frequently with the staff of the Department, to discuss the Company's need for and efforts to raise, capital and the Company's finances and reserves. Because of its limited capital and surplus, SCIC agreed that it would not resume writing any policy of insurance in which SCIC bears any risk without approval from the Department.

The Company's Efforts to Obtain Capital. The Powers Transaction is the culmination of a process initiated by the Board of Directors to obtain additional financing for the Company. In late 1994, the Company identified the desirability of engaging a financial advisor to assist the Company, including assistance in capital formation. The

Board considered several advisors, and in January 1995, engaged Advest, Inc. ("Advest") to serve as financial advisor to the Company. Advest was engaged to assist the Company in the development of a strategic operating and development plan for the Company and its component entities, and to participate in financial planning and capital formation projects. The Company, with the assistance of Advest, considered a large number of potential investment and acquisition options during 1995.

During 1995, Advest approached approximately 25 companies regarding an investment in, or purchase of, the Company. In addition, the Company sought prospective investors, purchasers or partners through its existing contacts in the insurance industry. These efforts produced six prospects (including the Powers) (referred to herein as Prospects 1-6) whose interest rose to the level of negotiating terms and/or conducting due diligence. (In addition, the Company sought to generate additional capital by the sale of its headquarters building and the sale of a dormant subsidiary, Consolidated American. See "Recent Developments -- Sale of Consolidated American.")

Prospect 1 conducted diligence in April, 1995, but thereafter decided not to proceed with any investment or purchase. Prospect 2 initially proposed to purchase certain lines of business from SCIC. Although that transaction did not proceed, Prospect 2 did enter into an agreement with the Company in May 1995 to provide advice and counsel to the Company, and to assess its opportunities and values, in exchange for a right of first refusal to match any third party purchase or investment. Prospect 2 ultimately did not make any concrete proposal to the Company, and waived its right of first refusal with respect to the Powers Transaction. Accordingly, the Company did not pursue a transaction with Prospect 2.

In May and June of 1995, management of the Company, the full Board and the Executive Committee of the Board met with several prospective purchasers or investors. Advest contacted sixteen parties during June, of which eight were not interested in pursuing a transaction with the Company, five were indefinite and three (Prospects 3, 4 and 5) expressed interest. Prospect 3 proposed a $10,000,000 investment in return for an 80% interest in the Company, thus valuing the existing shares at only $.15 each, a level which was unacceptable to the Company. Accordingly, the Company did not pursue a transaction with Prospect 3.

In August, 1995, the Company received proposals from Prospects 4 and 5. The proposal from Prospect 4 contemplated the acquisition by Prospect 4 of effective control of the Company through one of two options, one of which would have involved the contribution by Prospect 4 of all of its operations into the Company in exchange for 192.3 million newly issued shares of the Company, and the other of which would have involved a share exchange transaction in which Prospect 4 would have acquired 40% of the Company, effectively valuing the Company at $1.00 per share, with a five year option to acquire a further 11,000,000 shares at $1.00 per share in cash or stock. The decision as to which of these two structures to pursue was entirely in the control of Prospect 4, a circumstance which was unacceptable to the Company, and the Company therefore did not pursue the proposal from Prospect 4.

The proposal from Prospect 5 involved three elements: (a) the transfer of certain loss reserves by SCIC to Prospect 5, (b) the purchase of 5,000,000 shares of the Company's Common Stock for $1.00 per share; and (c) a management agreement under which management company would assume responsibility for management of the Company and would earn options to purchase up to 12,000,000 additional shares. The Company was concerned that the valuation of the loss reserves proposed by Prospect 5 was not adequate, that the proposal did not involve a sufficient capital infusion to permit SCIC to seek to re-enter the risk-based insurance business, and that it required the Company to give up management control (through the management agreement) for a less than 25% investment. In October the Company made a counteroffer to Prospect 5 to address these concerns. That counteroffer was not accepted by the end of October, the deadline imposed by the Company, and the Company therefore did not pursue a transaction with Prospect 5.

In early November, Prospect 6, Charles H. Powers was introduced to the Company through two individuals familiar both to Mr. Powers and to the Company: an insurance agent and the Company's registered lobbyist. The Company's President met with Mr. Powers on November 6 to discuss a possible transaction, and reported the results of this preliminary meeting to the Executive Committee on November 8. Management of the Company subsequently met with Mr. Powers and his accountant on November 15, and by conference call with the Department on November 17. The results of these discussions were reported to the full Board at its meeting on November 20. The transaction, as then proposed, contemplated a capital infusion of $5,000,000 by Mr. Powers into SCIC, in exchange for debt of SCIC convertible into 5,000,000 shares of Company Common Stock, and options to purchase 5,000,000 additional shares at the greater of $1.50 per share for 2,500,000 shares and $2.00 per share for 2,500,000 shares, or the net book value per share of the Common Stock at the time of exercise. The Board considered the Powers proposal in detail at its November 20 meeting, including a comparison with the Prospect 5 proposal, and with the status quo. The Board noted that the Powers proposal had several advantages over the Prospect 5 proposal, including
(a) leaving the entire loss reserve with SCIC; (b) involving less potential dilution of the existing shareholders because the Powers Transaction contemplated the issuance of 10,000,000 (later increased to 12,500,000) rather than 17,000,000 shares; and (c) leaving management control of the Company with the Board because the Powers did not seek to enter a management agreement with the Company, and would have the right only to nominate two directors. Accordingly, the Board authorized management to proceed with negotiations with Mr. Powers.

During the following weeks, management continued its negotiations with Mr. Powers, which included seeking a larger investment to enhance SCIC's capital and surplus, and thus improve the Company's position with respect to re-entering the risk-based business.

At its meeting on December 18, 1995, the Board considered the terms of a draft letter of intent presented by Mr. Powers, including a proposal by Mr. Powers to invest $5,500,000 in exchange for 5,500,000 shares and 5,500,000 options. The Board discussed the terms of the proposal, including with representatives of management who were present at the meeting, and noted that there were currently no other proposals available to the Company. Following discussion, the Board unanimously approved the letter of intent with Mr. Powers and authorized management to proceed with the transaction, with a contemplated closing in late January 1996.

During late 1995 and early 1996, management of the Company continued to negotiate the proposed transaction with Mr. Powers. In these negotiations, management sought to increase the size of the investment, resulting in the terms contained in the Powers Agreement, including an aggregate investment by Mr. Powers, his son, and daughter and son-in-law, of $6,250,000 for 6,250,000 shares and 6,250,000 options. On January 29, 1996, the Executive Committee, and on January 30, 1996, the full Board, considered these proposed terms, the condition of the Company, and its alternatives, and unanimously approved the Powers Agreement.

Opinion of Financial Advisor. Advest has delivered a written opinion (the "Fairness Opinion"), dated January 29, 1996 and revised February 7, 1996, that in its opinion the financial terms of the investment contemplated by the Powers Transaction, taken as a whole, are fair from a financial point of view to the Company and its shareholders. A copy of the Fairness Opinion is attached as Annex C. Advest did not recommend the consideration to be paid by the Powers, which was the result of negotiation between the Company and the Powers.

In arriving at the Fairness Opinion, Advest, considered (i) whether the Powers Transaction would cause book value dilution to the existing shareholders'; (ii) compared the Purchase Price to be paid by the Powers, as a multiple of the Company's book value and earnings, with a peer group of companies; (iii) compared the Purchase Price with the market price of the Company's shares; and
(iv) compared the Purchase Price and the terms of the Powers Transaction with the prices and terms proposed by other potential investors or acquirors with which the Company had negotiated during 1995.

Dilution. Advest noted that the Powers Transaction would not dilute the existing shareholders' interest in the book value of the Company (because the book value per share would increase as a result of the sale of the Powers Shares.)

Peer Group Comparison. Advest also noted that the Purchase Price of $1.00 per share represented a ratio of price to book value per share of the Company (based on the Company's book value per share at September 30, 1995, of $.45) of 220%, and a ratio of price to earnings per share (based on the Company's operating profit for the six month period ended September 30, 1995 annualized, of $.119 per share) of 8.4%, both of which compared favorably with the comparable ratios of a peer group of publicly held small to mid-sized troubled property/casualty insurers, for which the range of share price to book value per share was 13.8% to 164.7% (average for the peer group 85.6%) and the range of share price to earnings per share was 4.07% to 10.6% (average for the peer group 6.73%). Although there was one member of the peer group for which the ratio of share price to earnings per share was higher than the Powers Transaction, Advest nonetheless concluded that the Purchase Price to be paid by the Powers compared favorably to the peer group, given (i) the Company's history of losses (included a loss reported for 1994 and for the first quarter of 1995) and the consequent uncertainty with respect to the Company's future earnings, (ii) the average ratio for the peer group, which was lower than the ratio presented by the Powers Transaction and (iii) the lower ratios for all other members of the peer group. The peer group was comprised of MCM Corporation, Citation Insurance Group, North East Insurance, Pacific Rim Insurance, Motor Club of America, Omni Insurance, U.S. Capital Corp. and Riverside Group.


Comparison with the Company's Market Price Per Share. Advest compared the Purchase Price per share of $1.00 to the trading range of the Company's shares during 1995. Advest noted that, during the 26 week period ended [January 29, 1996], the average weekly closing price of the Company's shares was $1.045, and the median closing price was $.9375. Advest noted that the Purchase Price compared favorably to the market price, given that (i) recent increases in the market price were attributable to the news of the Powers Transaction itself, and
(ii) the Powers Shares would not be registered or freely tradeable immediately after the closing of the Powers Transaction, a fact which would justify a discount from market price. Advest believed that the comparison of the Purchase Price with the market prices of the peer group and of the Company was appropriate, even though the Powers Transation involved the acquisition by the Powers of a significant amount of stock, because the Powers Transaction was not a merger or takeover of the Company by the Powers or even (given the fact that the Alissa Group would continue to be the Company's largest shareholder and would continue to nominate one less than a majority of the Board of Dirctors), the acquisition by the Powers of control of the Company, either of which might have been expected to involve the payment of a "control premium" over market price. Nonetheless, Advest also reviewed insurance industry data, including merger and acquisition data, as contained in Philo Smith & Co. Inc.'s The Insurance and Financial Review and concluded that the Powers Transaction compared favorably with those transactions.

Comparison with the Company's Other Proposed Transactions. Advest was also very familiar with the circumstances of the Company, including its need to increase capital and surplus, its attempts during 1995 to identify investors or acquirors, and its negotiations with prospective investors during 1995. In considering the Powers Transaction, Advest noted that it would provide the Company with the capital and surplus it has been seeking, on terms more favorable to the Company and the shareholders as a whole than those proposed by any of the other prospective investors with whom the Company had held discussions during 1995. See "The Company's Efforts to obtain Capital."

In connection with the engagement of Advest to render an opinion with respect to the fairness of the Powers Transaction, the Company paid Advest a fee of $50,000. From January 1995 through January 1996, the Company paid Advest an aggregate of $60,000 (excluding the fee described in the preceding sentence) in connection with its financial advisory services. The Company has also reimbursed Advest for certain of its reasonable out-of-pocket expenses and has agreed to indemnify Advest against certain liabilities.

Advest is an investment banking and brokerage firm based in New York, and is frequently involved in the valuation of securities in connection with public offerings, private placements, mergers, acquisitions, fairness opinions and other transactions. Advest was selected by the Company to give its opinion with respect to the fairness of the Powers Transaction on the basis of its qualifications, including its expertise in mergers and acquisitions and the valuation of businesses and securities, and its reputation. Prior to the engagement of Advest as described herein, there was no material relationship between Advest or its affiliates and the Company or its affiliates.

Analysis of Liquidation Value of the Company. Neither the Board of Directors nor Advest has conducted a quantitative liquidation analysis of the Company, and the Board believes that such an analysis is unnecessary.

Use of Proceeds. The Company will receive gross cash proceeds from the sale of the Powers Shares of $6,250,000, plus an additional $10,937,500 in the event that the Powers Options are all exercised (assuming an exercise price of $1.50 with respect to 3,125,000 Powers Option Shares and $2.00 with respect to 3,125,000 Powers Option Shares). The Company intends to contribute the entire net proceeds from the sale of the Powers Shares (expected to be approximately $6,100,000), to SCIC as a capital contribution. The Company is a legal entity separate and distinct from its subsidiaries. As a holding company, the primary sources of cash needed to meet its obligations, including principal and interest payments with respect to indebtedness, are dividends and other statutorily permitted payments from its subsidiaries and affiliates. South Carolina insurance laws and regulations require a domestic insurer such as SCIC to report any action authorizing distributions to shareholders and material payments from subsidiaries and affiliates at least thirty days prior to distribution or payment except in limited circumstances. Additionally, those laws and regulations provide the Department with the right to disapprove and prohibit distributions meeting the definition of an "Extraordinary Dividend" under the statutes and regulations. If the ability of SCIC and the Company's other insurance subsidiaries to pay dividends or make other payments to the Company is materially restricted by regulatory requirements, it could affect the Company's ability to service its debt and/or pay dividends. No assurance can be given that South Carolina will not adopt statutory provisions more restrictive than those currently in effect.

General Effect on Existing Shareholders. The Powers Transaction will result in a substantial increase in the book value of the Company per share of issued and outstanding Common Stock. As of December 31, 1995, the book value of the Common Stock was $.61 per share. After giving effect to the sale by the Company of the 6,250,000 Powers Shares (and attributing the entire Purchase Price to the Powers Shares for purposes of this calculation), the pro forma book value of the Common Stock at December 31, 1995 would have been $.79 per share (treating the proceeds of the Avent Transaction as if they had been received by the Company on December 31, 1995). See "BACKGROUND OF PROPOSALS RELATING TO THE POWERS TRANSACTION:
PROPOSALS 1, 2, 3 AND 4 -- Unaudied Pro Forma Financial Data" and "RECENT DEVELOPMENTS -- The Avent Transaction."

The Powers Transaction will cause a substantial reduction in the proportionate equity interest in the Company of the Company's existing shareholders. The issuance of the Powers Shares (and the potential future issuance in the case of the Powers Options), will add a significant number of shares to the shares already issued and outstanding, which may have an adverse effect on the market price of the Company's shares. The closing prices of the Company's Common Stock on December 15, 1995 and December 19, 1995, the business dates immediately prior to and after the date of the announcement of the Powers Transaction (as then proposed), were $1.1875 and $1.75, respectively. The market price of the Company's shares of Common Stock may be adversely affected by the registration of the Powers Shares, the Powers Option Shares and the shares currently owned by the Alissa Group (the "Alissa Shares").

Assuming no exercise of the Powers Options, the consummation of the Powers Transaction will increase the number of issued and outstanding shares from 18,407,686 to 24,657,686, representing an increase of 33.95%. Assuming the exercise of the Powers Options, the number of issued and outstanding shares would be 30,907,686, an increase of 67.91% over the number of issued and outstanding shares on March 30, 1996. The foregoing calculations include as issued the 1,635,000 Avent Shares and assume no exercise of the 1,635,000 Avent Options issued in connection with the Avent Transaction.

The Powers, by virtue of owning 26.82% of the Company's Common Stock (assuming no exercise of the Powers Options or the Avent Options) or 41.62% (assuming exercise of all the Powers Options but no exercise of the Avent Options or other options), together with a contractual right to nominate two directors for election to the Board of Directors, will have the ability to significantly influence the management and affairs of the Company. In addition, the Powers, together with the Alissa Group, will have the right to nominate a majority of the Board of Directors, and the Powers, the Alissa Group and the executive officers and directors of the Company and their affiliates will own an aggregate of approximately 16,048,836 shares, representing 65.09% of the total shares outstanding (assuming no exercise of the Powers Options or other options outstanding) or 22,298,836 shares, representing 72.15% (assuming exercise of the Powers Options, but no exercise of any other options outstanding). Such a high level of ownership in the Powers, Alissa Group and management of the Company may have the effect of preventing, discouraging or delaying a change in control of the Company and may adversely affect the voting and other rights of other holders of Common Stock. Although there is no contract, arrangement, understanding, or other relationship among such persons, the consummation of the Powers Transaction could make it more difficult for a third party to acquire control of the Company without the support of the incumbent Board of Directors, the Alissa Group, or the Powers. See "BACKGROUND OF PROPOSALS RELATING TO THE POWERS TRANSACTION: PROPOSALS 1, 2, 3 AND 4 -- Summary of Terms of the Powers Agreement and Powers Options," "ANTITAKEOVER EFFECTS OF THE SHARE ISSUANCE AND APPROVAL OF PROPOSALS 1, 2, 3 and 4."

The Powers. Charles H. Powers has lived in Florence, South Carolina, for 40 years. He is the owner and operator of SADISCO(R) Corporation, an automobile salvage company, based in Florence, South Carolina, with 19 other locations. He is also Secretary and, with his son Walker, controlling shareholder, of Lull Industries, Eagan, Minnesota, an equipment manufacturing company. He is also a Vice President and Treasurer of Holland Grills, in Apex, North Carolina, and President of PC Inc., in Myrtle Beach, South Carolina, in addition to having interests in farming and real estate. Mr. Powers was educated at the University of South Carolina, Georgia Institute of Technology, and Midshipmen's School at Fort Schuyler, New York. Walker S. Powers is the son, Jane Huggins is the daughter, and Rex Huggins is the son-in-law, of Mr. Powers.

Walker S. Powers has been a member of the management of SADISCO(R) Corporation in Florence, South Carolina since 1975, serving as its President, 1993-94. He attended Francis Marion College.

Charles Powers will receive 5,000,000, Walker Powers will receive 1,000,000, and Rex and Jane Huggins will receive 250,000 of the Powers Shares and the Powers Options. In addition, Charles Powers owned 328,206 and Rex and Jane Huggins owned 36,000 shares of Common Stock as of January 30, 1996.

The Powers have informed the Company that they will fund the share purchase with cash, primarily from certificates of deposit that matured in December 1995 and January 1996.

Unaudited Pro Forma Financial Data. Set forth below is consolidated balance sheet data of the Company as of December 31, 1995. The actual data for the year ended December 31, 1995 are derived from the Company's audited financial statements. The unaudited pro forma data assume the proceeds of the issuance of the 6,250,000 Powers Shares ($6,250,000), less estimated expenses of $150,000, (net proceeds $6,250,000), plus the proceeds of $1,635,000 from the Avent Transaction, are added to invested assets and cash. No investment income is assumed for purposes of the unaudited pro forma consolidated statement of loss data. Accordingly, the pro forma net income is the same as the actual net income. Because the pro forma average number of shares outstanding is higher, the net loss per share is $0.05 on a pro forma basis compared to $0.07 on an actual basis. No pro forma dividend data is provided, because the Company did not declare any dividends for the period.


                                                                         As of December 31, 1995
                                                            (dollars in thousands, except per share amounts)

Pro Forma Consolidated                                            Actual1                      Pro Forma
                                                                  ------                       ---------
Balance Sheet Data:                                                                          as Adjusted2,3
- -------------------                                                                           -----------
Investments and Cash                                              $50,641                        $60,011
Other Assets4                                                      45,403                         45,403
Total Assets4                                                      96,044                        105,414
                                                                   ------                        -------

Losses and claims4                                                 61,031                         61,031
Unearned premiums4                                                  2,658                          2,658
Balances due other
   insurance companies                                             12,438                         12,438
Notes payable5                                                      2,476                          2,476
Other liabilities
   and deferred items                                               7,254                          7,254
Common stockholders'
   equity                                                          10,187                         19,557
Total liabilities and stockholder's equity                         96,044                        105,414
                                                                  -------                        -------

Common stockholders'
   equity per share                                                $ 0.61                         $ 0.79

- ----------------------------

         1 In the event that Proposal 2 does not receive Shareholder Approval or Regulatory Approval, or if any other event occurs which prevents the consummation of the Powers Transaction and the release of the Powers Shares from escrow to the Powers, then the shares currently held in escrow will be returned to the Company and no issuance thereof will be recorded.

         2 In the event Proposal 2 receives Shareholder Approval and Regulatory Approval, the Powers Shares will be released from escrow and issued to the Powers.

         3 Assumes net proceeds of $6,100,000 from the issuance of the 6,250,000 Powers Shares and $3,270,000 from the issuance of the 1,635,000 Avent Shares, were deposited as of December 31, 1995. No earnings on the investment has been anticipated in the pro forma.

         4 For purposes of determining the total capitalization, reinsurance recoverable on unpaid losses and prepaid reinsurance premiums-ceded business have been subtracted from the liabilities for losses and claims and unearned premiums, respectively.

         5 Notes payable May 1. The Company currently intends to repay the notes payable in full on the due date from the proceeds of the Avent Transaction. See "RECENT DEVELOPMENTS -- The Avent Transaction."

This pro forma information is presented in order to demonstrate applicable accounting effects relating to the Powers Transaction. It is not necessarily indicative of the actual results that would have been achieved had the Powers Transaction occurred as of the indicated date, and is not necessarily indicative of future results.


Summary of the Powers Agreement and the Powers Options

The Powers Agreement. Certain terms and provisions of the Powers Agreement are summarized below. Shareholders are urged to review the Powers Agreement, a copy of which is reproduced as Annex A, in its entirety.

Purchase and Sale of the Powers Shares and Options. Subject to the terms and conditions contained in the Powers Agreement the Company will issue the Powers Shares and Powers Options in consideration for the Purchase Price. Following the receipt of Shareholder Approval and Regulatory Approval, the certificates for the Powers Shares and the Powers Options will be delivered from escrow by the Powers' Attorney to the Powers, and the Purchase Price will be released to the Company. At such time, the Powers Shares and the Powers Options will be considered issued and outstanding, the Powers will obtain full voting power with respect to the Powers Shares, and the Powers Options will be exercisable in accordance with their terms.

Representations, Warranties and Covenants. The Powers Agreement contains various representations, warranties and covenants by the Company which management believes are typical of those normally made in such a transaction. The Company's representations and warranties relate to, among other things, the corporate organization and qualification of the Company and certain of its subsidiaries, its authority to enter into the Powers Agreement, the absence of any violations of law or defaults by reason of its execution of or performance under the Powers Agreement, the approvals and consents necessary to perform under the Powers Agreement, its financial statements, the absence of undisclosed liabilities, the absence of material adverse changes, compliance with applicable laws and the binding effect of the Powers Agreement. See also "BACKGROUND OF PROPOSALS RELATING TO THE POWERS TRANSACTION: PROPOSALS 1, 2, 3 AND 4 -- Summary of the Powers Agreement and the Powers Options -- Indemnification."

In addition, the Powers Agreement contains similarly typical representations, warranties and covenants made by the Powers as to, among other things, their authority to enter into the Powers Agreement, the absence of any violations of law or defaults by reason of their execution of, or performance under, the Powers Agreement, required approvals and consents, and the due execution and binding effect of the Powers Agreement. Furthermore, the Powers have made additional representations and warranties necessary to comply with Section 5 of the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, the Powers Agreement contains representations by the Powers that they are acquiring the Powers Shares for their own account and not with a view to the distribution or resale thereof. In addition, the Powers acknowledged that they are capable of evaluating the merits and risks of purchasing the Powers Shares and the Powers Options, that the Company has made available to the Powers such information as the Powers deemed necessary or appropriate to make such an evaluation, and that the Powers have the financial resources to bear the economic risk of owning the Powers Shares, the Powers Options and the Powers Option Shares.

Registration Rights with Respect to Shares. The Powers Shares and the Powers Options have not been registered under the Securities Act and will be acquired by the Powers in reliance upon certain exemptions which restrict the ability of the Powers to voluntarily sell, transfer or otherwise dispose of the Powers Shares and the Powers Option. The Company has agreed to file a registration statement with respect to the Powers Shares [and the Powers Option Shares] upon demand by the Powers; if such registration statement is declared effective by the Securities and Exchange Commission (the "SEC"), the Powers Shares and the Powers Option Shares would be freely transferable. At any time after the Company has filed its annual report on Form 10-K for the year ending December 31, 1995, and before December 31, 1999, the Powers may demand that the Company use its best efforts to register the Powers Shares. The Powers are collectively entitled to one such demand registration. Subject to certain limitations, the Powers may also request to add all or a portion of the Powers Shares and the Powers Option Shares to any registration of Common Stock the Company may file with the SEC. The Powers are collectively entitled to two such "piggy-back" registrations. In general, any expenses related to the registration of shares pursuant to these registration rights will be borne by the Company. The Powers' rights to demand and piggy-back registration will terminate when the Powers no longer hold at least 20% percent of the shares issued pursuant to the Powers Agreement (1,250,000 shares).

Conditions to the Powers Agreement. The respective obligations of the Company and the Powers to complete the purchase and sale of the Powers Shares and the Powers Options are subject to (i) obtaining Shareholder Approval and (ii) obtaining Regulatory Approval. The Powers have prepared and submitted to the Department and the Kentucky Department the requisite filings. The Company has cooperated with the Powers in supplying information to permit the Powers to make such filings. It is the Company's understanding that the Powers do not have any experience in the property and casualty insurance business, but in view of the fact that the current management of the Company will remain in place, the Company believes that the Powers' lack of industry experience should have no material negative effect on the ability to obtain Regulatory Approval.

Termination. In the event that either Shareholder Approval or Regulatory Approval is not obtained, the Powers shall have the option to terminate the Powers Agreement within ten (10) days after receipt of notice by the Company of the disapproval of requests for Shareholder Approval or Regulatory Approval by delivering to the Company the duly endorsed Certificates for the Powers Shares and Powers Options and upon receipt of same, the Company shall return the funds held in escrow with accumulated interest to the Powers and the Powers Agreement shall become null and void.

Restrictions on Transfer. The Powers may not sell or transfer any of the Powers Shares, the Powers Options or the Powers Option Shares, other than to certain affiliates of the Powers or in the following types of transactions: a sale (i) to the Company or to a third party approved by a majority of the Board of Directors of the Company (excluding any director designated by the Powers, as described below); (ii) in an underwritten public offering of Common Stock upon the exercise of the Powers' registration rights; (iii) in one or more privately-negotiated transactions exempt from registration under the Securities Act or into the public market pursuant to Rule 144 under the Securities Act, provided that the Powers shall not sell in the aggregate in such transactions shares of Common Stock representing more than 10% of the total outstanding voting power of the Company to a single purchaser or sell any shares of Common Stock to a purchaser then having on file with the SEC a current Statement on
Schedule 13D under the Exchange Act reporting beneficial ownership of 10% or more of the total outstanding voting power of the Company; (iv) to a corporation of which the Powers own not less than 80% of the voting power entitled to be cast in the election of directors (a "Controlled Corporation"), provided that such Controlled Corporation assumes all of the obligations and restrictions contained in the Powers Agreement and agrees to transfer such shares to the Powers or another Controlled Corporation of the Powers if it ceases to be Controlled Corporation of the Powers; (vi) in a merger or consolidation in which the Company is acquired, or a plan of liquidation of the Company; or (vi) in response to a tender or exchange offer made by or on behalf of the Company or, if made by a third party, an offer which is approved by a majority of the Board of Directors of the Company (excluding any director designated by the Powers, as described below) by two business days prior to the expiration of such offer.

Designation of Directors. The Powers will be entitled to designate up to two (2) persons, who are reasonably acceptable to the Company's Board of Directors, to be included in the slate of nominees recommended by the Board of Directors to the shareholders for election as directors at a shareholders' meeting. The Powers will have the right to designate two persons to the Board for election as Directors as long as the Powers' percentage of ownership of the issued and outstanding common stock of the Company is at least 10%. If the Powers' percentage of ownership falls to between 5% and 9.9%, then the Powers shall have the right to designate one (1) person to the Board for election as a Director. All rights of the Powers to designate director nominees shall terminate if the Powers' aggregate percentage of ownership of issued and outstanding Common Stock shall be less than 5%. In the event that the Powers' ownership percentage falls below any of the minimum requirements set forth above, the Powers shall use their best efforts to cause their designee(s) then serving as directors to resign. If the Powers shall thereafter hold in excess of the minimum requirements, they shall again have the foregoing right to designate director nominees.

The Powers have designated Charles H. Powers and Walker S. Powers as the directors who may be designated by the Powers (the "Purchaser Designees") to serve on the Board of Directors. Following Shareholder Approval and Regulatory Approval, the Powers Agreement contemplates that the Board will appoint them to the Board to serve until the next meeting of shareholders at which directors are elected. See "BACKGROUND OF PROPOSALS RELATING TO THE POWERS TRANSACTION:
PROPOSALS 1, 2, 3 AND 4 -- Background of Powers Transaction -- The Powers" and "PROPOSALS RELATING TO THE POWERS TRANSACTION: PROPOSALS 1, 2, 3 AND 4 -- Proposal 4: Increase in Number of Directors."

Indemnification. The Company has agreed to provide indemnification to the Powers for liability resulting from any material misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of the Company contained in or made in connection with the Powers Agreement. The Powers have similarly agreed to indemnify the Company from liability resulting from material misrepresentations, breach of warranty or nonfulfillment of any covenant or agreement on the part of the Powers contained in, or made in connection with, the Powers Agreement.

The Powers Options. Under the terms of the Powers Agreement, the Company is obligated to issue the Powers Options to the Powers as additional consideration. The terms and conditions of the Company's issuance of the Powers Options are set forth in a Stock Option Agreement dated as of January 30, 1996 (the "Powers Option Agreement"). Upon approval by the shareholders, the Company will issue options to purchase 6,250,000 shares of Common Stock to the Powers. With respect to 3,125,000 shares, the exercise price will be the greater of book value per share at the date of exercise or $1.50 per share, and the expiration date will be December 31, 1998 (the "1998 Option"). With respect to the remaining 3,125,000 shares, the exercise price will be the greater of book value per share at the date of exercise or $2.00 per share, and the expiration date will be December 31, 2000 (the "2000 Option").

The Powers Options will be divided among the Powers as follows: (i) Charles H. Powers will receive an option for 5,000,000 shares, (ii) Walker S. Powers will receive an option for 1,000,000 shares, and (iii) Rex and Jane Huggins will receive an option for 250,000 shares. One-half of each Powers Option will be exercisable in accordance with the terms and conditions of the 1998 Option, and one-half of each Powers Option will be exercisable in accordance with the terms and conditions of the 2000 Option. A copy of the Option Agreement is attached as Annex B.


                        PROPOSALS RELATING TO THE POWERS
                      TRANSACTION: PROPOSALS 1, 2, 3 AND 4

Proposal 1:  Increase in Number of Authorized Shares of Common Stock

The Powers Agreement contemplates the issuance of a total of 12,500,000 shares (including the Powers Option Shares). The Company currently has only 6,100,281 shares available for issuance. Accordingly, an increase in the authorized share capital of the Company is necessary to enable the Company to consummate the transactions contemplated by the Powers Agreement. See "BACKGROUND OF PROPOSALS RELATING TO THE POWERS TRANSACTION: PROPOSALS 1, 2, 3 AND 4 -- Background of Powers Transaction and -- Summary of the Powers Agreement and Powers Options".

In addition, the Board of Directors has approved the Option Plans, which contemplate the issuance of up to 6,500,000 shares upon exercise of the options covered thereby or upon the award of shares to employees (including 306,175 shares currently reserved under the Company's 1987 Stock Option Plan, which will be superseded by the 1996 Plan). See "BACKGROUND OF PROPOSALS RELATING TO STOCK PLANS FOR DIRECTORS, EMPLOYEES AND AGENTS -- Background of Stock Plans for Directors, Employees and Agents" and

"PROPOSALS  RELATING  TO  STOCK  PLANS  FOR  DIRECTORS,  EMPLOYEES  AND  AGENTS:
PROPOSALS 5, 6 AND 7." The Avent Transaction also contemplates the issuance of options to purchase 1,635,000 shares. See "RECENT DEVELOPMENTS -- The Avent Transaction." In the event that Proposal 1 is not approved, the Board of Directors reserves the right to issue the options contemplated by the Avent Transaction and to reduce the total number of shares issuable upon exercise of options under the Options Plans.

The Board of Directors also believes that it is in the best interests of the Company to increase the number of shares available for issuance beyond what is necessary for the consummation of the Powers Transaction and the Option Plans, in order to provide the Company with flexibility in the future.

If Proposal 1 is approved, then, after giving effect to the issuance of the Powers Shares, and reserving shares for issuance under the Powers Options, the Avent Options, the Option Plans, and an outstanding warrant covering 185,858 shares, the Company would have 10,771,456 shares of Common Stock and 5,000,000 shares of Special Stock, without par value, available for future issuance without shareholder approval (subject to the requirements of Schedule D of the By-Laws of the NASD (the "NASD Policy")). The remaining shares of capital stock of the Company may be utilized for a variety of corporate purposes, including future public and private offerings to raise additional capital or to facilitate corporate acquisitions. The Company does not currently have any plans to issue additional shares of Common Stock or shares of Special Stock other than shares of Common Stock reserved for issuance pursuant to the exercise of outstanding options and warrants in connection with other employee benefit plans or shareholder purchase plans of the Company.

Shares of Special Stock up to the 5,000,000 authorized shares may be issued from time to time in one or more series, and the Board of Directors, without further approval of shareholders (subject to the NASD Policy), is authorized to fix the dividend rights and terms, any conversion rights, any voting rights, any redemption rights and terms, liquidation preferences, sinking funds and other rights, preferences, privileges and restrictions applicable to each such series of Special Stock. Additional classes or series of shares of Special Stock could be given voting and conversion rights which would dilute the voting power and equity of holders of Common Stock and would have preference over the Common Stock with respect to dividends and liquidation rights.

One of the effects of the existence of authorized but unissued and unreserved Common Stock and Special Stock of the Company is to enable the Board of Directors to issue shares to third parties which could render more difficult and therefore discourage any attempt to obtain control of the Company by means of an unsolicited merger, tender offer, proxy contest or otherwise. See "ANTITAKEOVER EFFECTS OF THE SHARE ISSUANCE AND APPROVAL OF PROPOSALS 1, 2, 3 AND 4".

Vote Required. An affirmative vote by the holders of at least two-thirds of the outstanding shares of Common Stock of the Company is needed for the adoption of the amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock. The Alissa Group, who collectively own 8,152,200 shares of Common Stock (representing 44.29% of the shares outstanding), and the directors and executive officers of the Company, who collectively own 1,282,430 shares of Common Stock (representing 6.97% of the shares outstanding) have indicated to the Company that they intend to vote for Proposal 1 at the Meeting. Therefore, shareholders owning an aggregate of 9,434,630 (51.25%) have indicated that they intend to vote for Proposal 1.

Proposal 2: Approval of Securities Issuance Pursuant to The Powers Agreement and the Powers Options

One of the matters to be considered at the Meeting is the approval of the issuance of the 6,250,000 Powers Shares and the 6,250,000 Powers Option Shares pursuant to the Powers Options, for an aggregate consideration of $6,250,000, which approval is required by the NASD Policy. The NASD Policy sets forth certain requirements for issuers of securities included in the NASDAQ Stock
Market, such as the Company, which include a policy requiring shareholder approval of certain corporate transactions. The Company is subject to these requirements because its Common Stock is traded on the NASDAQ Stock Market. Under Schedule D to the NASD By-Laws, the issuance by the Company of shares of Common Stock (or securities convertible into Common Stock) equal to 20% or more of the outstanding voting power before issuance for less than the greater of book or market value requires shareholder approval. As the Powers Shares will constitute more than 20% of the Company's outstanding Common Stock, and will be issued for less than the current market value of the Company's Common Stock, the NASD Policy requires shareholder approval of the issuance.

Upon approval by the shareholders, the Company will issue options to purchase 6,250,000 shares of Common Stock to the Powers. With respect to 3,125,000 shares, the exercise price will be the greater of book value per share at the date of exercise or $1.50 per share, and the expiration date will be December 31, 1998 (the "1998 Option"). With respect to the remaining 3,125,000 shares, the exercise price will be the greater of book value per share at the date of exercise or $2.00 per share, and the expiration date will be December 31, 2000 (the "2000 Option").

In accordance with the NASD Policy, the issuance of the Powers Shares and the Powers Option Shares requires approval by the holders of a majority of the votes cast in person or by proxy on Proposal 2 at the meeting. Pursuant to the Powers Agreement, the Company has agreed to use its best efforts to obtain the approval of the shareholders for the issuance of the Powers Shares and the Powers Option Shares, and the Powers have agreed that the consummation of the Powers Transaction shall be subject to obtaining such approval.

The Board of Directors has unanimously approved a resolution recommending that the shareholders vote for Proposal 2 and has directed that it be submitted to a vote of the shareholders at the Meeting.

Vote Required. The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Meeting is required for approval of Proposal
2. The Alissa Group, who collectively own 8,152,200 of Common Stock (representing 44.29% of the shares outstanding), and the directors and executive officers of the Company, who collectively own 1,282,430 of Common Stock (representing 6.97% of the shares outstanding) have indicated to the Company that they intend to vote for Proposal 2 at the Meeting. Therefore, shareholders of an aggregate of 9,434,630 (51.25%) have indicated that they intend to vote for Proposal 2.

Proposal 3: Powers Agreement -- Grant of Voting Rights under the South Carolina Control Share Acquisitions Act

The third matter relating to the Powers Transaction to be considered at the Meeting is the granting of voting rights under the South Carolina Control Share Acquisitions Act to the 12,500,000 shares of Common Stock to be issued to the Powers pursuant to the Powers Agreement and the Powers Options.

The 12,500,000 shares are not considered issued and outstanding as of the Record Date, and are not eligible to vote on the Proposals. However, assuming receipt of Shareholder Approval and Regulatory Approval, following the issuance of the Powers Shares (and assuming the issuance of no other shares by the Company) the Powers will have beneficial ownership of voting securities representing approximately 26.82% of all of the voting securities of the Company (41.62% assuming exercise of all the Powers Options but no exercise of any other options). See "SECURITY OWNERSHIP OF THE COMPANY."

The South Carolina Control Share Acquisitions Act ("CSAA"). The CSAA regulates "control share acquisitions" of voting stock of certain South Carolina corporations, including the Company. In general, the CSAA operates to prevent an acquiror of a substantial block of stock (an "acquiring person") from voting shares deemed "control shares" unless a majority of the disinterested shareholders vote to grant voting rights for such shares. The term "control share acquisition" is defined under the CSAA as the acquisition of that amount of issued and outstanding shares which, when added to all other shares over which the acquiring person (and any other person who may constitute a group with such person within the meaning of Rule l3d-5 of the Exchange Act) may exercise voting power, would entitle the acquiring person immediately after such acquisition to exercise or direct the exercise of the voting power of a corporation in the election of directors within any of the following ranges of voting power: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; and (iii) a majority or more. The acquisition of shares in good faith and not for the purpose of circumventing the CSAA by or from a person whose voting rights had previously been authorized by shareholder vote does not constitute a control share acquisition.

"Control shares" acquired in a control share acquisition only have voting rights to the extent granted, before or after the control share acquisition, by resolution approved by the holders of a majority of the outstanding voting securities of the corporation, excluding Interested Shares. All shares acquired in each control share acquisition, plus any additional shares acquired within a 90 day period or acquired pursuant to a plan to make a control share acquisition, are "control shares" that are deprived of the right to vote without obtaining shareholder approval.

Acquisition of Shares by the Powers. The acquisition of the shares by the Powers pursuant to the Purchase Agreement constitutes a "control share acquisition" under the CSAA and to the extent that the Powers Shares, Option Shares and the shares already owned by the Powers together equal or exceed 20% of all voting power of the Common Stock, such shares constitute "control shares."

Vote Required. Approval of the Powers' voting rights under the CSAA requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock (excluding all Interested Shares) represented in person or by proxy at the Meeting. Therefore, abstentions will have the same effect as a vote against Proposal 3.

"Interested Shares" are any shares of Common Stock that are owned or the voting of which may be exercised or directed in the election of directors by the Powers (and any other persons who may constitute a group with any Purchaser within the meaning of Rule l3d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), as well as all shares of Common Stock that are owned or the voting of which may be exercised or directed in the election of directors, by any officer of the Company or any director who is also an employee of the Company.

As of the Record Date, 396,206 shares of Common Stock constituted Interested Shares as defined under the CSAA as set forth in the following table and will therefore be precluded from voting on Proposal 3. Accordingly, holders of the remaining 18,011,480 shares of Common Stock are entitled to vote at the Meeting on Proposal 3, and the affirmative vote of the holders of not less than 9,005,741 of such shares is required to approve Proposal 3. The Company has agreed under the Powers Agreement to use its best efforts to obtain shareholder approval of Proposal 3.

The Alissa Group, who collectively own 8,152,200 shares of Common Stock, and non-employee directors of the Company, who collectively own 1,250,430 shares of Common Stock have indicated that they intend to vote for Proposal 3. Therefore, holders of 9,402,630 shares, representing 52.20% of the shares entitled to vote on Proposal 3, have indicated that they intend to vote for Proposal 3.


                          INTERESTED SHARES


Shareholder                                                Shares Owned
- -----------------------------------------------  -------------------------------
The Powers:
- -----------
Charles Powers                                                328,206
R. J. Huggins                                                  36,000
                                                              364,206
Employee Directors and Executive Officers:
- -----------------------------------------
Gov. John C. West, Chairman of the Board                       32,000 (1)
TOTAL                                                         396,206
                                                              =======

- --------------------------
  (1) For purposes of the CSAA, Interested Shares include only shares actually issued and outstanding. Therefore, shares "beneficially owned" but not issued and outstanding are not included. See "SECURITY OWNERSHIP OF THE COMPANY."

If Proposal 3 is approved by the shareholders, the Powers will have full voting rights for all 12,500,000 shares following the Meeting. If Proposal 3 is not approved, the Powers would not be able to vote the control shares, and the Powers shall have the option to terminate the Powers Agreement. See BACKGROUND OF PROPOSALS RELATING TO THE POWERS TRANSACTION: PROPOSALS 1, 2, 3 AND 4 -- "Summary of the Powers Agreement and the Powers Options -- Termination."

The Board of Directors has unanimously recommended that the shareholders vote in favor of Proposal 3 and has directed that it be submitted at the Meeting to a vote of the shareholders, other than the holders of Interested Shares. See "BACKGROUND OF PROPOSALS RELATING TO THE POWERS TRANSACTION: PROPOSALS 1, 2, 3 AND 4 -- Background of Powers Transaction -- Recommendation of the Board of Directors."

Dissenters' Rights with Respect to Proposal 3. Any shareholder of the Company who does not vote in favor of Proposal 3 may elect to receive payment of the value of his or her shares in the Company in cash in accordance with Chapter 13 of Title 33 of the South Carolina Business Corporation Act of 1988 ("Chapter 13").

Any shareholder contemplating the exercise of his or her right to dissent is urged to review carefully the provisions of Chapter 13 reprinted as Annex D to this Proxy Statement. Set forth below, to be read in conjunction with the full text of Chapter 13, is a summary of the principal steps to be taken if the right to dissent is to be exercised.

EACH STEP MUST BE TAKEN IN STRICT COMPLIANCE WITH THE APPLICABLE PROVISIONS OF CHAPTER 13 IN ORDER FOR HOLDERS OF THE COMPANY'S SHARES TO PERFECT DISSENTERS' RIGHTS.

Written Notice to the Company. Written notice of a shareholder's intent to demand payment for his or her shares pursuant to Chapter 13 in the event the shareholders of the Company approve Proposal 3 must be received by the Company before the shareholders vote on Proposal 3 at the Meeting. Such written notice should state the number of shares of Common Stock as to which dissenters' rights are being asserted and should be sent to the attention of the Corporate Secretary, The Seibels Bruce Group, Inc., P. 0. Box 1, Columbia, S.C. 29202. DISSENTERS' RIGHTS ARE NOT AVAILABLE UNLESS THIS NOTICE REQUIREMENT IS FULFILLED.

Differing Record and Beneficial Owners. A shareholder of record may assert dissenters' rights as to fewer than all shares registered in that shareholder's name only if the shareholder dissents (in accordance with the provisions of Chapter 13) with respect to all the shares beneficially owned by any one person and notifies the Company in writing of the name and address of each person on whose behalf the record shareholder is asserting dissenters' rights.

A person owning a beneficial interest in the Company's shares (a "Beneficial Owner") may assert dissenters' rights as to the shares held on such Beneficial Owner's behalf only if (i) the Beneficial Owner submits to the Company the record shareholder's written consent to the dissent no later than the time the Beneficial Owner asserts dissenters' rights, and (ii) the Beneficial Owner asserts dissenters' rights (in accordance with the provisions of Chapter 13) with respect to all the Beneficial Owner's shares or all those shares over which the Beneficial Owner has power to direct the vote.

Voting. Holders of shares who deliver notice of their intent to dissent from Proposal 3 ("Dissenting Shareholders") must not vote in favor of Proposal 3 but such shareholders need not vote against it.

Notice to Dissenters. If the shareholders adopt Proposal 3, the Company shall, within ten days after the granting of voting rights under Proposal 3, deliver written notice of such action to Dissenting Shareholders (the "Dissenters' Notice"). The Dissenters' Notice shall (i) state where the payment demand must be sent and where certificates for certificated shares must be deposited, (ii) inform holders of uncertificated shares to what extent transfer of the Dissenting Shareholder's shares is to be restricted after the Company receives the payment demand, (iii) supply a form for demanding payment that includes the date of the first announcement to news media or shareholders of the terms of the proposed corporate action (the "Announcement Date"), (iv) state the date by which the Company must receive the payment demand, and (v) be accompanied by a copy of Chapter 13.

Payment Demand and Deposit of Stock Certificates. The Dissenting Shareholder must (i) demand payment, (ii) certify that beneficial ownership of his or her shares was acquired prior to the date set forth in the Dissenters' Notice, and
(iii) deposit the certificates formerly representing his or her shares, all in accordance with the terms of the Dissenters' Notice in order to preserve statutory dissenters' rights. A Dissenting Shareholder who demands payment and deposits stock certificates in accordance with the terms of the Dissenters' Notice retains all other rights as a shareholder until the rights are canceled or modified. A Dissenting Shareholder who fails to demand payment or deposit stock certificates as required by the Dissenters' Notice by the respective dates set forth therein is not entitled to payment for his or her shares.

Payment by the Company. Upon the consummation of the Powers Agreement, the Company will be obligated to pay the Dissenting Shareholders who have met all statutory conditions its estimate of the fair value of the Dissenting Shareholders' shares plus accrued interest accompanied by certain information specified in Chapter 13. However, the Company may elect to withhold such payment from Dissenting Shareholders who acquired beneficial ownership of shares after the Announcement Date (the "Post Announcement Shareholders"). If the Company elects to withhold payment from such shareholders, it will send each Post Announcement Shareholder an offer accompanied by certain information specified in Chapter 13 to pay the Company's estimate of the fair value of the shareholder's shares plus accrued interest; provided such holders agree to accept the payment offered in full satisfaction of their dissenters' demands.

Optional Secondary Payment Demand. Within 30 days after (i) the Company pays the Dissenting Shareholders the Company's estimate of the fair value of their shares or (ii) the Company offers to pay the Post Announcement Shareholders its estimate of the fair value of their shares, each such shareholder may notify the Company of the shareholder's own estimate of the value of his or her shares (if it differs from the Company's estimate) and demand payment of the shareholder's estimate of the fair value of the shares less any payment received from the Company or reject the offer and demand payment of the shareholder's estimate of the fair value of the shares as the case may be.

Petition for Determination of Value. If a demand for payment (whether an original demand or a secondary demand) by a Dissenting Shareholder remains unsettled 60 days after the receipt of the Company of such demand, the Company will commence a proceeding in the Circuit Court of Richland County to appraise the value of the dissenting shares. All Dissenting Shareholders whose claims remain unsettled at such time will be made parties to those proceedings. A Dissenting Shareholder will be entitled to judgment for an amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds any amount paid by the Company. A Post Announcement Shareholder will be entitled to judgment for the fair value, plus accrued interest, of such holder's shares.

The court in an appraisal proceeding will determine and assess costs against all parties in such amounts as the court finds equitable. The court may assess fees and expenses of counsel and experts against the Company or a Dissenting Shareholder if the court finds that the party against whom the fees and expenses are assessed did not comply with the requirements of Chapter 13 or acted arbitrarily, vexatiously, or not in good faith. In addition, if the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the Company, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

Effect on Dividends and Voting Rights. A Dissenting Shareholder will retain his or her rights, if any, to vote and receive dividends until the Powers Transaction is consummated. Upon the consummation of the Powers Transaction, any shareholder who has given proper notice and made a valid demand will cease to be a shareholder and will have no rights with respect to his or her shares except the right to receive payment of the fair value thereof.

Proposal 4:  Increase In Number of Directors

Introduction. There are currently eleven seats authorized on the Company's Board of Directors. Ten of these seats are currently filled. As part of the Avent Transaction, the Avent Group is authorized to nominate one director. Under the Powers Agreement, the Powers may nominate two additional directors to the Board (the "Powers Directors"). To accommodate the Powers Directors, the Board must be expanded to thirteen.

Under terms of the Alissa Agreement, the Alissa Group is authorized to nominate half the directors on the Board minus one (the "Alissa Directors"). There are currently four Alissa Directors. With the Board expanding to accommodate the Powers Directors, the Alissa Group will be entitled to nominate additional directors. To accommodate these additional Alissa Directors, the Board must be further expanded.

Board Resolution. Under the Company's by-laws, the Board may, at its own discretion, increase the number of authorized seats on the Board to twenty-one. Under the South Carolina Business Corporations Act, however, any Board action to increase the size of the Board by more than 30% must be submitted to shareholder vote. The Board has passed a resolution to increase the number of directors to eighteen. As this constitutes an increase of more than 30%, the Board must submit the matter to shareholder vote.

Vote Required. The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Meeting is required for approval of Proposal
4. The Alissa Group, who collectively own 8,152,200 shares of Common Stock (representing 44.29% of the shares outstanding), and the directors and executive officer of the company, who collectively own 1,282,430 shares of Common Stock (representing 6.97% of the shares outstanding) have indicated to the Company that they intend to vote for Proposal 4 at the Meeting. Therefore, shareholders of an aggregate of 9,434,630 (51.25%) have indicated that they intend to vote for Proposal 4.


                   ANTITAKEOVER EFFECTS OF THE SHARE ISSUANCE
                     AND APPROVAL OF PROPOSALS 1, 2, 3 AND 4

Introduction

If Proposals 1, 2, 3 and 4 are approved by the shareholders, and the Powers Transaction is consummated, the Powers and the Alissa Group will beneficially own approximately 26.82% and 33.06% respectively (assuming no exercise of the Powers Options) of the outstanding voting shares of the Company. In addition, the Avent Group would beneficially own 13.61% (assuming exercise of the Avent Options, but no exercise of any other options). See "SECURITY OWNERSHIP OF THE COMPANY". In addition, current directors and executive officers of the Company beneficially own 10.40% (assuming exercise of all options, the grant of which was made to them prior to January 30, 1996), and may in the future receive additional voting shares under the Option Plans. See "PROPOSALS RELATING TO STOCK PLANS FOR DIRECTORS, EMPLOYEES AND AGENTS: PROPOSALS 5, 6 AND 7. Although there is no contract, arrangement, understanding, or other relationship among such persons, the consummation of the Powers Transaction could make it more difficult for a third party to acquire control of the Company without the support of the incumbent Board of Directors, the Alissa Group, or the Powers.

In addition, as a result of the covenants contained in the Powers Agreement, it may be difficult for shareholders to remove directors designated by the Powers from the Board of Directors. In the event that one or both of the two directors designated by the Powers is removed from the Board of Directors, the Company is obligated, subject to applicable legal and fiduciary obligations, to appoint a replacement director designated by the Powers to fill the vacancy created thereby and to serve until the next annual meeting of shareholders.

Existing Antitakeover Provisions.

South Carolina Control Share Acquisitions Act. The Company is subject to the CSAA, which is intended to render it more difficult or to discourage an attempt to obtain control of the Company by merger, tender offer, proxy contest or otherwise.

South Carolina Business Combination Statute. South Carolina law regulates business combinations such as mergers, consolidations and asset purchases where the business acquired was, or the assets belonged to, a public corporation, such as the Company, and where the acquiror became an Interested Shareholder (as defined below) of the public corporation before a majority of the disinterested members of the Board of Directors of the public corporation approved either (i) the purchase resulting in such acquiror becoming an Interested Shareholder or
(ii) the business combination. In the context of this law, an "Interested Shareholder" is any person who directly or indirectly, alone or in concert with others, beneficially owns or controls 10% or more of the voting stock of the public corporation, and a "disinterested" board member is a person who is neither a present nor a former officer or employee of the corporation. The law is very broad in its scope and is designed to inhibit unfriendly acquisitions. It does not apply to corporations whose Articles of Incorporation contain a provision electing not to be covered by the law. The Company's Articles of Incorporation do not contain such a provision.

The law prohibits business combinations with an unapproved Interested Shareholder for a period of two years after the date on which the person became an Interested Shareholder and requires that any business combination with an unapproved Interested Shareholder after such two-year period be approved by a majority vote of outstanding shares held by persons other than the Interested Shareholder or, alternatively, meet certain requirements that other shareholders receive at least a specified price for their shares. These requirements are not applicable to the transactions contemplated by the Powers Agreement because the requisite majority of the disinterested members of the Board of Directors has approved the transactions contemplated thereby. The law would not restrict future business combinations between the Company and the Powers because the disinterested directors have approved the Powers Agreement pursuant to which the Powers became Interested Shareholders of the Company prior to the date on which the Powers acquired 10% of the outstanding voting power of the Company.

Supermajority Voting Requirements. Article 9(k) of the Company's Articles of Incorporation requires a special vote of the shareholders to approve certain transactions, including, among other things, a merger or the sale, lease or exchange of substantially all of the assets (as therein defined) of the Company, with any shareholder owning at least 10% of the Company's equity securities. The approval of such transactions requires the affirmative vote of at least 80% of the holders of each class of equity securities of the Company entitled to vote thereon. The requirement of an 80% shareholder vote does not apply, however, to transactions approved by at least 75% of all the members of the Board of Directors. If such approval by the Board of Directors is obtained, the Powers Transaction generally would require approval by the holders of a majority of the outstanding shares entitled to vote, or as otherwise established by law.

If Proposals 1, 2 and 3 are approved and the issuance of the Powers Shares to the Powers is completed, the Powers will own more than 10% of the Common Stock, and, therefore, any future proposed business combinations between the Company and the Powers (or any person, entity or group controlling, controlled by or under common control with the Powers) would require approval in accordance with
Article 9(k) in the percentages set forth above. Similar approval requirements also apply to such combinations between the Company and the Alissa Group, who already own more than 10% of the Company stock, and will continue to do so after the consummation of the Powers Transaction.

The Company's Articles of Incorporation further provide that Article 9(k) may not be amended, altered or repealed without the approval of the holders of 80% of the Company's shareholders unless 75% of the Board of Directors approves such a change, in which case approval by the holders of 66-2/3% of the Common Stock is required.

Classified Board of Directors; Removal of Directors. The Company's Articles of Incorporation provide for the division of the Board of Directors into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the members of the Board of Directors are elected each year.

Pursuant to the Company's Articles of Incorporation, directors may be removed without cause by the affirmative vote of the holders of a majority of the shares entitled to vote in the election of directors at a meeting called for that purpose at which 80% of the shares entitled to vote are represented. Directors may be removed for cause by the affirmative vote of the holders of a majority of the shares entitled to vote in the election of directors at a meeting called for that purpose at which a majority of the shares issued, outstanding and entitled to vote are represented. Under South Carolina law, a director of the Company may not be removed from the Board of Directors if the number of votes sufficient to elect such director is voted against his removal.

The classified Board and director removal provisions could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. In addition, the classified Board and director removal provisions could delay shareholders who do not agree with the policies of the Board of Directors from removing a majority of the Board for two years, unless they can obtain the affirmative vote of the holders of a majority of the shares at a meeting at which eighty percent (80%) of the shares are present in person or represented by proxy, or they can show cause and obtain the affirmative vote of the holders of a majority of the shares at a meeting at which a majority is present or represented.

                       BACKGROUND OF PROPOSALS RELATING TO
                      STOCK PLANS FOR DIRECTORS, EMPLOYEES
                        AND AGENTS: PROPOSALS 5, 6 AND 7

Background of Stock Plans for Directors, Employees and Agents.

During 1995, the Board of Directors and its Compensation Committee reviewed the Company's salary levels and salary administration for employees, and the Company's compensation practices and policies for non-employee directors, consultants and independent insurance agents. In connection with that review, the Board of Directors recognized the desirability of granting stock options and, in certain cases, shares of stock, to further the long term stability and financial success of the Company by attracting, retaining and compensating employees, consultants, directors and independent agents of outstanding quality through the use of such stock incentives. The Board believes that ownership of stock will stimulate the efforts of employees, consultants, directors, and agents upon whose efforts the Company is and will be largely dependent for the successful conduct of its business. It also believes that the stock option plans proposed by Proposals 5, 6 and 7 (the "Option Plans") will further the growth and development of the Company by allowing participants to take a proprietary interest in the Company.

The Option Plans were considered by the Compensation Committee at its meetings in June and December 1995 and January 30, 1996, and, on the recommendations of the Compensation Committee, were approved by the Board of Directors at its meetings in December 1995 and on January 30, 1996. On January 30, 1996, the closing price per share of the Company's Common Stock was $2.12; on March 29, 1996 the closing price was $2.8125.

In the event that Proposal 1 is not approved, the Board of Directors reserves the right to issue the options contemplated by the Avent Transaction and to reduce the total number of shares issuable upon exercise of options under the Option Plans.

Benefits to be Received upon Shareholder Approval of the Plans Contemplated by Proposals 5, 6 and 7

The following table sets forth the benefits to be received by the Company's executive officers and non-executive officer employee group under the 1996 Plan (Proposal 5) to the extent determinable, on the basis of option grants and share awards approved by the Board of Directors, subject to approval of the 1996 Plan. The table does not include any benefits with respect to option grants under the 1995 Directors Plan, as these are not determinable (but will be automatic, in an amount of options covering 5,000 shares to each eligible Director each year, subject to the maximum aggregate amount of 1,000,000 shares authorized under the
Plan). The table does not include any benefits under the 1995 Agents Plan, as, under the terms of that plan, only agents who are neither employees nor directors of the Company may participate.

                          1996 Employee Stock Option Plan


                                  Dollar Value              Number of Units
- -------------------------- -------------------------- --------------------------
Name and Position           Options ($)   Restricted  Options (#)    Restricted
                                          Stock ($)                  Stock (#)
- -------------------------- -------------- ----------- ------------- ------------
Ernst N. Csiszar                     (1)         (2)       200,000            0
Chief Executive Officer
John C. West                         (1)         (2)       200,000            0
Chairman of the Board
- -------------------------- -------------- ----------- ------------- ------------
Executive Group                      (1)          (2)      400,000            0
Non-Executive Officer                (1)          (2)      384,600       59,378
  Employee Group

- ------------------------------

(1) All option grants made with an exercise price per share at or above the closing market price per share on the date of grant.

(2) The employees in this group have agreed to a dollar-for-dollar reduction in cash compensation on the basis of the market price per share of the Common Stock, without any discount for restrictions on the stock, on the grant date (January 3, 1996) multiplied by the number of shares granted.


                      PROPOSALS RELATING TO STOCK PLANS FOR
                        DIRECTORS, EMPLOYEES AND AGENTS:
                              PROPOSALS 5, 6 AND 7

Proposal 5:  Approval of the 1995 Non-employee Directors Stock Option Plan

Introduction. On January 30, 1996, the Board of Directors of the Company adopted, subject to shareholder approval, the 1995 Non-Employee Directors Stock Option Plan (the "1995 Directors Plan" or the "Plan"). The 1995 Directors Plan had been approved in principle by the Board on June 15, 1995. The 1995 Directors Plan will be effective upon the date of approval by the shareholders of the Company. The Plan will terminate upon the earlier of (a) the adoption of a resolution of the Board terminating the Plan, or (b) December 31, 2004. The 1995 Directors Plan authorizes the granting of stock options to purchase an aggregate maximum of 1,000,000 shares of the Company's Common Stock to eligible members of the Company's Board of Directors (including those who were eligible members of the Board on June 15, 1995). The Company presently intends to register the 1995 Directors Plan under the Securities Act of 1933 after stockholder approval of the plan is received. The principal features of the 1995 Directors Plan are summarized below. The summary is qualified by reference to the complete text of the Plan, which is attached as Annex E.

Eligibility. A Director is eligible to receive an option under the 1995 Directors Plan if the Director is not otherwise an employee of the Company or any subsidiary or affiliate on the date of a grant. Five members of the Board (and two former members)presently qualify to receive options under the 1995 Directors Plan.

Administration. The 1995 Directors Plan will be administered by a Committee of the Board consisting of directors who are not eligible to participate in the Plan. The committee has certain powers vested in it by the terms of the Plan, including the authority (within the limitations described therein) to interpret the Plan, to make all determinations necessary for administration of the Plan, and to adopt and amend rules and regulations relating to the Plan as it may deem desirable. Any decision of the Committee in the administration of the 1995 Directors Plan will be conclusive and binding. The Chairman of the Board and Chief Executive Officer of the Company are authorized to take ministerial actions with respect to the Plan.

Award of Options and Shares. All option grants under the 1995 Directors Plan are automatic and are nonstatutory. The exercise price of each option granted under the Plan will be the fair market value of the Common Stock on the date the option is granted. Each person who was an eligible Director of the Company on June 15, 1995 automatically will receive an option to purchase 5,000 shares. Each eligible Director will automatically receive an option to receive 5,000 shares on June 15 of each subsequent year, beginning in 1996. An option may be exercised on or after the date of grant, provided, however, that no option may be exercised (i) before the 1995 Directors Plan is approved by the shareholders of the Company; (ii) after the expiration of ten years from the date the option is granted; (iii) after six months after an optionee ceases to be a Director of the Company other than due to mandatory retirement, permanent disability or death; or (iv) after five years after an optionee ceases to be a Director of the Company due to mandatory retirement, permanent disability or death. If the optionee terminates due to mandatory retirement or permanent disability and dies within five years, the option may be exercised until the later of (i) two years after the optionee's death or (ii) five years after the termination (but not later than ten years from the date of grant).

Transferability of Options. The rights of an optionee under the 1995 Directors Plan may not be assigned or transferred other than by will or the laws of descent and distribution.

Amendment of the 1995 Directors Plan. The Board may revise or amend the 1995 Directors Plan in any respect, provided, however, that without approval of the Company's shareholders no revision or amendment may increase the number of shares subject to the Plan, increase the number of shares granted to directors or extend the period during which options may be granted.

Federal Income Tax Consequences of the 1995 Non-Employee Directors Stock Option Plan. The 1995 Directors Plan provides for the granting of non-statutory options which do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). A Director who receives an option under the Directors Plan will not be deemed to have received any income at the time the option is granted; however, the Director will recognize ordinary income in the year any part of the option is exercised in an amount equal to the difference between the exercise price of the shares purchased and the fair market value of such shares on the exercise date. The Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the Director. Special rules may apply if the Director pays all or part of the exercise price on a non-statutory option by tendering shares of the Company's Common Stock. The foregoing discussion of federal income tax aspects is only a summary and based upon interpretations of the existing laws, regulations and rulings which could be materially altered with enactment of any new tax legislation.

Vote Required. Under Schedule D to the NASD By-Laws, the establishment of a stock option plan, pursuant to which stock may be acquired by officers or directors, requires shareholder approval. Approval of the 1995 Directors Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock voting at the Meeting (assuming a quorum is present). The Alissa Group, who collectively own 8,152,200 shares of Common Stock (representing 44.29% of the shares outstanding), and the directors and executive officer of the Company, who collectively own 1,282,430 shares of Common Stock (representing 6.97% of the shares outstanding) have indicated to the Company that they intend to vote for Proposal 5 at the Meeting. Therefore, shareholders of an aggreate of 9,434,630 (51.25%) have indicated that they intend to vote for Proposal 5.

Proposal 6: Approval of the 1996 Employee Stock Option Plan

Introduction. On January 30, 1996, the Board of Directors of the Company approved and adopted the 1996 Employee Stock Option Plan (the "1996 Plan") and directed that it be submitted to the shareholders for approval. The 1996 Plan became effective November 1, 1995. Unless sooner terminated by the Board of Directors, the 1996 Plan will terminate on December 31, 2005. No incentive awards may be made under the 1996 Plan after termination. The 1996 Plan is intended to provide a means for employees of, and consultants providing services for, the Company to increase their personal interest in the Company, thereby stimulating their efforts on behalf of the Company and its stockholders
(references to the "Company" in this section will include any parent and subsidiary corporations). The 1996 Plan sets a maximum authorization of 5,000,000 shares of Common Stock that may be issued with respect to options and awards. The principal features of the 1996 Plan are summarized below. The summary is qualified by reference to the complete text of the 1996 Plan, which is attached as Annex F.

The 1996 Plan authorizes the reservation of 5,000,000 shares of Common Stock for issuance pursuant to incentive awards. Such incentive awards may be in the form of stock options, restricted stock or incentive stock (as described below). If an incentive award is cancelled, terminates or lapses unexercised, any unissued shares allocable to such incentive award may be subjected again to an incentive award. Similarly, if shares of restricted stock are reacquired by the Company, such shares may again be subjected to an incentive award under the 1996 Plan. In addition, shares subject to options granted under the Company's 1987 Stock Option Plan which are not issued under that plan because such options are cancelled, expire or otherwise terminate unexercised may be subjected to an incentive award and issued under the 1996 Plan. The Committee (see "Administration") is expressly authorized to make an award to a participant conditioned upon the surrender for cancellation of an existing incentive award. Adjustments will be made in the number of shares which may be issued under the 1996 Plan in the event of a future stock dividend, stock split or similar prorata change in the number of outstanding shares of Common Stock or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of Common Stock. The Company presently intends to register the 1996 Plan under the Securities Act of 1933 after shareholder approval is received.

Eligibility. All present and future employees of the Company are eligible to receive incentive awards under the 1996 Plan. As of January 30, 1996, the Company had approximately 273 employees (7 of whom were officers). Consultants providing services for the Company will also be eligible to receive incentive awards.

Administration. The 1996 Plan will be administered by a Committee comprised of at least three Directors of the Company who are not eligible to participate in the 1996 Plan or any similar plan of the Company (other than the 1995 Directors
Plan). The Committee will be the Compensation Committee of the Board unless another committee is appointed by the Board. The Committee has the power and complete discretion to determine when to grant incentive awards, which employees will receive incentive awards, whether the award will be an option, restricted stock or incentive stock, and the number of shares to be allocated to each incentive award. The Committee may impose conditions on the exercise of options and upon the transfer of restricted stock received under the 1996 Plan, and upon the right to receive incentive stock under the 1996 Plan, and may impose such other restrictions and requirements as it may deem appropriate, including reserving the right for the Company to reacquire shares issued pursuant to an incentive award.

Stock Options. Options to purchase shares of Common Stock granted under the 1996 Plan may be "incentive stock options" or "nonstatutory stock options". Incentive stock options qualify for favorable income tax treatment under Section 422 of the Code, while nonstatutory stock options do not. The option price of Common Stock covered by an incentive stock option may not be less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the Common Stock on the date of the option grant. The option price of Common Stock covered by a nonstatutory option may not be less than 100% of the fair market value of the Common Stock on the date of grant. The value of incentive stock options, based on the exercise price, that can be exercisable by a participant for the first time in any calendar year under the 1996 Plan or any other similar plan maintained by the Company is limited to $100,000. Options may only be exercised at such times as may be specified by the Committee, provided, however, that incentive stock options may not be exercised after the first to occur of (i) ten years (or, in the case of an incentive stock option granted to a 10% shareholder, five years) from the date on which the incentive stock option was granted, (ii) three months from the optionee's termination of employment with the Company for reasons other than death or disability, or (iii) one year from the optionee's termination of employment on account of death or disability. If the option so provides, an optionee exercising an option may pay the purchase price in cash, by delivering or causing to be withheld from the option shares of Common Stock, or by delivering an exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds from the sale or loan of option shares to pay the exercise price. The Plan allows the grant of "reload" options that will allow an optionee exercising an option by delivering shares of stock to receive a "reload option" to acquire the same number of shares that were delivered with an exercise price of current market value.

Restricted Stock. Restricted stock issued pursuant to the 1996 Plan is subject to the following general restrictions: (i) none of such shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or been removed under the provisions of the 1996 Plan, and (ii) if a holder of restricted stock ceases to be employed by the Company, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed. The Committee will establish as to each share of restricted stock issued under the 1996 Plan the terms and conditions upon which the restrictions on such shares shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions at the end of a specified period of time, or as a result of the disability, death or retirement of the participant. In addition, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

Incentive Stock. The Committee may establish performance programs with fixed goals and designate employees as eligible to receive incentive stock if the goals are achieved. Incentive shares will only be issued in accordance with the program established by the Committee. More than one performance program may be established by the Committee and they may operate concurrently or for varied periods of time and a participant may participate in more than one program at the same time. A participant who is eligible to receive incentive stock has no rights as a shareholder until the shares are received.

Transferability of Incentive Awards. No options, or the right to receive incentive stock, granted under the 1996 Plan, and, during the applicable period of restriction, no shares of restricted stock, may be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. All rights granted to a participant under the 1996 Plan shall be exercisable during his lifetime only by such participant, or his guardians or legal representatives. Upon the death of a participant, his personal representative or beneficiary may exercise his rights under the 1996 Plan.

Amendment of the 1996 Plan and Incentive Awards. The Board of Directors may amend the 1996 Plan in such respects as it deems advisable, provided that the shareholders of the Company must approve any amendment that would (i) materially increase the benefits accruing to participants under the 1996 Plan, (ii) materially increase the number of shares of Common Stock that may be issued under the 1996 Plan, or (iii) materially modify the requirements of eligibility for participation in the 1996 Plan. Incentive awards granted under the 1996 Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the 1996 Plan.

Federal Income Tax Consequences of the 1996 Plan. An employee will not incur federal income tax when he is granted a nonstatutory stock option, an incentive stock option, or, in most cases and depending on the restrictions imposed, restricted stock. Upon exercise of a nonstatutory stock option, an employee generally will recognize ordinary income, which is subject to income tax withholding by the Company, equal to the difference between the fair market value of the Common Stock on the date of exercise and the option exercise price. The Committee has authority under the 1996 Plan to include provisions allowing the employee to elect to have a portion of the shares he would otherwise acquire upon exercise of an option withheld to cover his tax liabilities if permissible under Rule 16b-3 under the Exchange Act. The election will be effective only if approved by the Committee and made in compliance with other requirements set forth in the 1996 Plan. When an employee exercises an incentive stock option, he generally will not recognize income, unless he is subject to the alternative minimum tax. An employee may deliver shares of Common Stock instead of cash to acquire shares under an incentive stock option or nonstatutory stock option, without having to recognize taxable gain (except in some cases with respect to "incentive stock option stock") on any appreciation in value of the shares delivered. However, if an employee delivers shares of "incentive stock option stock" in satisfaction of all, or any part, of the exercise price under an incentive stock option, and if the applicable holding periods of the "incentive stock option stock" have not been met, he will be considered to have made a taxable disposition of the "incentive stock option stock." "Incentive stock option stock" is stock acquired upon the exercise of incentive stock options. In general, an employee who has received shares of restricted stock will include in his gross income as compensation income an amount equal to the fair market value of the shares of restricted stock at the time the restrictions lapse or are removed. An employee who receives shares of incentive stock will include in his gross income as compensation income an amount equal to the fair market value of the shares of incentive stock on the date of transfer to the employee. Such amounts will be included in income in the tax year in which such event occurs. The income recognized will be subject to income tax withholding by the Company. The Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an incentive award recognizes ordinary compensation income in connection therewith. As stated above, this usually occurs upon exercise of nonstatutory options, when the restrictions lapse or are removed from restricted stock and when incentive stock is issued. Generally, the Company's deduction is contingent upon the Company's meeting withholding tax requirements. No deduction is allowed in connection with an incentive stock option unless the employee disposes of Common Stock received upon exercise in violation of the holding period requirements. This summary of Federal Income Tax Consequences of nonstatutory stock options, incentive stock options, restricted stock and incentive stock does not purport to be complete. There may also be state and local income taxes applicable to these transactions.

Vote Required. In accordance with the NASD Policy, approval of the 1996 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock voting at the Annual Meeting, assuming a quorum is present. Under Schedule D to the NASD By-Laws, the establishment of a stock option plan, pursuant to which stock may be acquired by officers or directors, requires shareholder approval. The Alissa Group, who collectively own 8,152,200 shares of Common Stock (representing 44.29% of the shares outstanding), and the directors and executive officer of the Company, who collectively own 1,282,430 shares of Common Stock (representing 6.97% of the shares outstanding) have indicated to the Company that they intend to vote for Proposal 6 at the Meeting. Therefore, shareholders of an aggregate of 9,434,630 (51.25%) have indicated that they intend to vote for Proposal 6.

Proposal 7:  Approval of the 1995 Stock Option Plan for Independent Agents

Introduction. On January 30, 1996, the Board of Directors of the Company adopted, subject to shareholder approval, the 1995 Stock Option Plan for Independent Agents (the "1995 Agents Plan"). The 1995 Agents Plan will be effective upon the date of approval by the shareholders of the Company. The 1995 Agents Plan authorizes the granting of stock options to purchase an aggregate maximum of 500,000 shares of Common Stock to eligible independent agents of the Company. The Company presently intends to register the 1995 Agents Plan under the Securities Act of 1933 after shareholder approval of the 1995 Agents Plan is received. The principal features of the 1995 Agents Plan are summarized below. The summary is qualified by reference to the complete text of the 1995 Agents Plan, which is attached as Annex G.

Eligibility. Principals of any independent agencies who have contracted with the Company or its subsidiaries, but who are not directly or indirectly beneficial owners of more than 10% of the Common Stock and who are not directors or officers of the Company, are eligible to receive stock options under the 1995 Agents Plan.

Administration. The 1995 Agents Plan will be administered by a committee from among the Company's management appointed by the Board of Directors (referred to in this section as the "Committee"). The Committee has certain powers vested in it by the terms of the 1995 Agents Plan, including the authority (within the limitations described therein) to interpret the 1995 Agents Plan, to make all determinations necessary for administration of the 1995 Agents Plan, and to adopt and amend rules and regulations relating to the 1995 Agents Plan as it may deem desirable. Any decision of the Committee in the administration of the 1995 Agents Plan will be conclusive and binding.

Award of Options. Subject to the provisions of the 1995 Agents Plan, the Committee shall have the authority and sole discretion to designate those individuals (from among those eligible) to whom options will be awarded, and determine the manner and condition of exercise as well as the times at which options will be awarded. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals to whom options may be granted, their present and potential contributions to the Company's success and such other factors as the Committee, in its sole discretion, deems relevant.

Options may only be exercised if the Optionee has been performing services for the Company from the grant of the option until exercise. Options shall be exercisable at such times as may be specified by the Committee, provided, however, that options may not be exercised after the first to occur of (i) the expiration date of the option, (ii) the Optionee's termination of performing services for the Company for reasons other than disability, retirement or death,
(iii) five years from the Optionee's termination of service on account of disability or retirement, or (iv) five years from the Optionee's death. An Optionee exercising an option may pay the purchase price in cash or by delivering, or causing to be withheld from the option, shares of Common Stock.

Transferability of Options. The rights of an Optionee under the 1995 Agents Plan may not be assigned or transferred except by transfer to a beneficiary upon the death of the Optionee, and upon the death of the beneficiary, by will or the laws of descent and distribution.

Amendment or Termination of the 1995 Agents Plan. The Board of Directors may amend the 1995 Agents Plan in such respects as it deems advisable or terminate the Plan at any time. No amendment or termination may adversely affect any outstanding options.

Federal Income Tax Consequences of the 1995 Agents Plan. The 1995 Agents Plan provides for the granting of non-statutory options which do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). An Optionee who receives an option will not be deemed to have received any income at the time the option is granted. The Optionee will recognize ordinary income in the year any part of the option is exercised in an amount equal to the difference between the exercise price of the shares purchased and the fair market value of such shares on the exercise date. The Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the Optionee. Special rules may apply if the Optionee pays all or part of the exercise price on a non-statutory option by tendering shares of the Company's Common Stock. The foregoing discussion of federal income tax aspects is only a summary and based upon interpretations of the existing laws, regulations and rulings which could be materially altered with enactment of any new tax legislation.

Vote Required. Under Schedule D to the NASD By-Laws, the establishment of a stock option plan, pursuant to which stock may be acquired by officers or directors, requires shareholder approval. Although, by its terms, the NASD Policy does not apply to the 1995 Agents Plan, the Board believes that it is consistent with the spirit of the NASD Policy and appropriate in the context of seeking approval of the other Option Plans, to seek shareholder approval of the 1995 Agents Plan. Approval of the 1995 Agents Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock voting at the Meeting (assuming a quorum is present). In the event the 1995 Agents Plan is not approved by the shareholders, the Board reserves the right to establish the 1995 Agents Plan without shareholder approval. The Alissa Group, who collectively own 8,152,200 shares of Common Stock (representing 44.29% of the shares outstanding), and the directors and executive officer of the Company, who collectively own 1,282,430 shares of Common Stock (representing 6.97% of the shares outstanding) have indicated to the Company that they intend to vote for Proposal 7 at the Meeting. Therefore, shareholders of an aggregate of 9,434,630 (51.25%) have indicated that they intend to vote for Proposal 7.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors' Compensation

In 1995, the Company paid quarterly to each Director who was not a full-time employee of the Company (a "Non- Employee Director") a retainer fee of $175 per month plus $656.25 for each meeting of the Board at which the Director was present, a fee of $175 for each meeting of a Board Committee which he attended on the same day and in the same general location as a Board meeting or by telephone, and a fee of $262.50 for attending a Committee meeting otherwise. In addition, at its meeting on June 15, 1995, the Board authorized the issuance of 5,000 shares of Common Stock to each person who was a Non-Employee Director on that date.

Compensation of Executive Officers

The following table sets forth, for the years ended December 31, 1995, 1994 and 1993, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the executive officers of the Company and such subsidiaries whose compensation was in excess of $100,000 (the "Executive Group"), in all capacities in which they serve.

                                          SUMMARY COMPENSATION TABLE

                                                                               Restricted    Securities
                                                                Other Annual      Stock      Underlying       All Other
          Name and                        Salary      Bonus     Compensation     Awards        Options       Compensation
     Principal Position        Year         ($)        ($)          ($)            ($)           (#)             ($)
- ---------------------------- ---------  ----------- --------- ---------------- -----------  -------------  ----------------
John C. West                  1995(1)       141,785         0        15,625(2)           0        280,000              0.00
Chairman of the Board          1994               0         0                0           0              0              0.00
Ernst N. Csiszar, President   1995(1)       119,154         0             0.00           0        300,000              0.00
and Chief Executive Officer
John A. Weitzel               1995(1)     33,231(2)         0             0.00           0        100,000               174
Chief Financial Officer
- ---------------------------- ---------  ----------- --------- ---------------- -----------  -------------  ----------------
Former Officers
Sterling E. Beale              1995               0         0                0           0              0        347,968(4)
Chairman of the Board and      1994         147,813     2,438                0           0              0        359,206(4)
Chief Executive Officer        1993         182,483         0                0           0              0             2,765
W. Thomas Reichard, III        1995               0         0                0           0              0                 0
President                      1994         102,476     1,813                0           0              0        252,279(5)
                               1993         135,659         0                0           0              0             2,199

- --------------------------------

(1) Gov. West was appointed an officer of the Company for the first time in 1994; Messrs. Csiszar and Weitzel were appointed officers of the Company for the first time in 1995.

(2) The amount shown represents the dollar value of the difference between the price paid by Gov. West for shares upon the exercise of stock options and the fair market value at the date of exercise.

(3) Mr. Weitzel was employed by the Company effective September 30, 1995. The salary amount stated is for the three-month period from the date of employment through December 31, 1995. Prior to the date of employment, Mr. Weitzel was a consultant to the Company during 1995. With respect to his consulting services, the Company paid Mr. Weitzel consulting fees in the amount of $114,000 during 1995.

                                      -32-




(4) The amounts shown for 1995 and 1994 for Mr. Beale include payments of $193,748 and $355,500, respectively, pursuant to a certain Retirement Agreement and $150,938 of salary for 1994 which was actually paid in 1995.

(5)      The  amount  shown  for  1994  for  Mr.  Reichard   includes   payments
         aggregating $249,502 pursuant to a certain Separation Agreement and Mutual Release.


Option Grants

During the year ended December 31, 1995, the Company granted 300,000 stock options to members of the Executive Group pursuant to the Company's 1987 Stock Option Plan. In addition, the Board of Directors approved the grant of 400,000 stock options to members of the Executive Group pursuant to the 1996 Plan, subject to shareholder approval of that plan. The following table sets forth the grants during the year ended December 31, 1995.


                          Option Grants During the Year Ended December 31, 1995

                                                                                          Potential Realizable value at
                                                                                          assumed rates of stock price
                                                                                        appreciation for option terms ($)
                            Number of
                           Securities      % of Total
                           Underlying        Options     Exercise
Name                         Options       Granted to      Price       Expiration         0%          5%           10%
                           Granted (#)      Employees     ($/Sh)          Date            (2)         (3)          (3)
- ------------------------ ---------------  ------------- -----------  ---------------  ----------- -----------  ------------
Ernst N. Csiszar              100,000(1)       13%            1.625     12/21/00           0           44,895        99,208
  Chief Executive             100,000(1)       13%            2.500     12/21/00           0         (42,605)        11,708
Officer                          100,000       13%                      06/13/00                       24,175        53,420
John C. West                  100,000(1)       13%            1.625     12/21/00           0           44,895        99,208
                              100,000(1)       13%            2.500     12/21/00           0         (42,605)        11,708
                                 100,000       13%            0.875     06/13/00           0           24,175        53,420
John A. Weitzel                  100,000       13%           0.8125     09/30/00           0           22,428        49,604



(1) These grants were authorized by the Board of Directors during 1995 under the 1996 Plan, subject to shareholder approval of the 1996 Plan.

(2) All grants were made with an exercise price per share at or above the closing market price per share on the date of grant.

(3)      Assumed for illustrative purposes only.

Option Exercises and Year-End Holdings

During the year ended December 31, 1995, members of the Executive Group exercised a total of 20,000 stock options. The following table sets forth certain information with respect to option exercises during the year ended December 31, 1995, and unexercised stock options held by the Executive Group as of December 31, 1995.

                                    Aggregated Option Exercises During the Year
                               Ended December 31, 1995 and 1995 Year-End Option Values

                                                                     Number of Securities            Value of Unexercised
                                Shares                          Underlying Unexercised Options      In-The-Money Options at
                              Acquired On          Value                  at Year-End             Year-End ($) Exercisable/
Name                         Exercise (#)      Realized ($)      (#) Exercisable/Unexercisable          Unexercisable
- -------------------------- ----------------- ----------------- --------------------------------- ----------------------------
Ernst N. Csiszar                           0               N/A                200,000/100,000(2)                       62,500
Chief Executive Officer
John C. West                          20,000         15,625(1)                180,000/100,000(3)                       50,000
John A. Weitzel                            0               N/A                         100,000/0                       68,750

- --------------------

(1) The amount shown represents the dollar value of the difference between the purchase price paid by Gov. West for the shares upon exercise of the stock options and the fair market value of the shares at the date of purchase.

(2) The amounts shown for Mr. Csiszar include 200,000 option grants authorized by the Board of Directors during 1995 under the 1996 Plan, subject to shareholder approval of the 1996 Plan.

(3)      The  amounts  shown  for  Gov.  West  include   200,000  option  grants
         authorized by the Board of Directors during 1995 under the 1996 Plan, subject to shareholder approval of the 1996 Plan.


Employment Agreements

The Company has entered into employment agreements (each, an "Agreement") under which Ernst N. Csiszar will serve as President and Chief Executive Officer, John
C. West will serve as Chairman and John A. Weitzel will serve as Senior Vice President and Chief Financial Officer (each, an "Employee"), of the Company for a term of one (1) year. The terms of each Agreement are substantially identical (except as detailed below). The following is a summary of the terms of the Agreements.

Effective Dates of Employment. The one-year terms of Messrs. Csiszar and West began on January 1, 1996. Mr. Weitzel's one-year term began on September 30, 1995.

Salary. As payment for services rendered by the Employee under the Agreement, the Company shall pay Messrs. Csiszar and Weitzel $12,000, and Gov. West $7,200, per month during the term of the Agreement. The Employee shall not receive additional compensation for service on the Board of Directors of the Company or any committee thereof.

Bonus. Messrs. Csiszar and West shall receive a bonus based on the operating earnings of the Company for the calendar year 1996 of up to 150% of base salary.

Stock Options. Messrs. Csiszar and West will receive, effective December 21, 1995, options to purchase 200,000 shares of the Company's stock. The option for 100,000 shares vested on December 21, 1995, and shall be valid for a period of five (5) years from the date of issue and shall expire on December 20, 2000. The exercise price for these 100,000 shares shall be the closing price of the Company's stock on December 21, 1995. The remaining 100,000 shares shall vest on the earlier of (1) Employee's termination of employment with the Company, or (2) December 31, 1996. The Options shall be valid for a period of five (5) years from the date of vesting and the exercise price for these Options shall be $2.50 per share. These Options are awarded under the terms and provisions of the 1996 Plan and subject to the provisions thereof.

Mr. Weitzel has received effective September 30, 1995, options to purchase 100,000 shares of the Company's stock. The options vested on September 30, 1995, and shall be valid for a period of five (5) years from the date of issue and shall expire on September 29, 2000. The exercise price for these 100,000 shares shall be the closing price of the Company's stock on September 30, 1995.

Relocation Expenses. Mr. Weitzel will be reimbursed by the Company for the reasonable costs incurred in relocating from Wisconsin to South Carolina, including real estate commissions and closing costs paid in the sale of his residence; these costs are not to exceed $35,000. In addition, the Company will reimburse Mr. Weitzel for up to 6 months of temporary living costs -- apartment rental and round-trip flight to Wisconsin every 2 weeks -- until his permanent relocaton.

Covenant Not to Compete. The Employee agrees that for a period of one year after the date of termination of his employment for any reason except a termination without cause, the Employee shall not solicit any customers or prospective customers in any state in which the Company (including its subsidiaries) engages in business, with whom the Employee became acquainted or gained knowledge of during the course of his employment, and the Employee shall not engage in any business which is in any way competitive with the business of the Company. The Employee further agrees never to disclose any information deemed proprietary by the Company, including but not limited to, customer lists and trade secrets, regardless of the Employee's employment status.

Termination. Each party shall have the right to terminate the Agreement at any time during the term upon thirty (30) days written notice to the other party. The Company may terminate the Agreement at any time with cause or upon thirty
(30) days written notice without cause; provided, that if the Company terminates the Agreement without cause the Company will pay the Employee within ten (10) days after termination, one year's base salary as severance pay. In the event that during the term of the Agreement, there is a sale of all or substantially all of the Company's assets or all or substantially all of the Company's stock and the new owners express their desire for a change in management or reassign the Employee to a job with the Company with lesser duties or responsibilities, then the Employee has the right to give written notice of his intent to terminate the Agreement and shall receive the remaining balance or amount due under the Agreement as severance.

Report of the Board of Directors on Executive Compensation

The primary elements of the Company's executive compensation program have historically consisted of a base salary, a bonus opportunity and stock options. Base salaries are determined, and have at times been increased, by evaluating the responsibilities of the position held and the experience of the executive officer. Overall compensation is based on the Compensation Committee's assessment of prevailing market compensation levels. The foregoing has been provided by the Company's Compensation Committee.

                  John P. Seibels (Chairman)
                  George R. P. Walker, Jr.
                  Claude E. McCain
                  Albert H. Cox, Jr.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

None of the members of the Compensation Committee is or was formerly an officer or employee of the Company or any of its subsidiaries.

Stock Performance Chart

The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five years through December 1995 with the cumulative total return on the NASDAQ Stock Market (U.S. companies) Index and the NASDAQ Fire, Marine and Casualty Insurance Stock Index.

                                [CHART OMITTED]

                Comparison of Five Year-Cumulative Total Returns
                             Performance Graph for
                          The Seibels Bruce Group Inc.

                                              12/31/90  12/31/91  12/31/92  12/31/93  12/30/94  12/29/95
                                              --------  --------  --------  --------  --------  --------
The Seibels Bruce Group Inc.                    100.0     136.3      46.5      62.0      62.0      37.2
Nasdaq Stock Market (US Companies)              100.0     160.6     186.9     214.5     209.7     296.3
NASDAQ Stocks (SIC 6330-6339 US Companies
Fire, Marine, and Casuality Insurance           100.0     142.7     192.3     198.0     190.7     267.4

Certain Transactions

In 1981, Seibels, Bruce & Company, a wholly-owned subsidiary of the Company, entered into a contract for PMSC, a former Company subsidiary, to provide data processing services to the Company and its subsidiaries. By subsequent agreements, the original term of the contract has been extended through June 30, 1996. Pursuant to the contract, Seibels, Bruce & Company paid $1,848,533 to PMSC and its subsidiaries in 1995. Mr. John Seibels, a director of the Company, is also a director of PMSC.


                        SECURITY OWNERSHIP OF THE COMPANY

The following table sets forth, as of March 30, 1996, information regarding ownership of the Company's Common Stock by the directors of the Company, each executive officer named in the Summary Compensation Table that appears under "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS," all directors and such executive officers as a group and each person known to the Company to be the beneficial owner of 5% or more of the Common Stock.



                                           Amount and Nature of Beneficial     Percent of Class Excluding (Including)
Name of Beneficial Owner (and address,               Ownership(1)                  Issuance of the Powers Shares(2)
with respect to non-directors or officer)
- --------------------------------------- -------------------------------------  --------------------------------------
William M. Barilka                                                   140,000(3)                  *
Ernst N. Csiszar                                                     300,000(4)            1.60% (1.20%)
Albert H. Cox, Jr.                                                    11,600(3)                  *
William B. Danzell                                                      0.00                    0.00
Claude E. McCain                                                      10,064(3)                  *
Kenneth W. Pavia                                                        0.00                    0.00
John P. Seibels                                                    606,908(3,5)            3.30% (2.46%)
George R.P. Walker, Jr.                                            506,858(3,6)            2.75% (2.06%)
John C. West                                                         312,000(7)            1.67% (1.25%)
John A. Weitzel                                                      100,000(4)                  *

 All directors and officers as a group                             1,987,430(8)           10.40% (7.84%)
- --------------------------------------- -------------------------------------  --------------------------------------
Alissa Group                                                       8,152,200(9)           44.29% (33.06%)
P. O. Box 192
Alkhobar, Saudi Arabia
The Powers                                                        6,614,206(10)            1.98% (26.8(2)%)
P. O. Box 6525
Florence, SC 29502
Avent Group                                                       1,635,000(11)            6.63% (13.61%)
[Address]

- ----------------------------

* Less than 1%.

1 Includes shares underlying options authorized for issuance by the Board of Directors, subject to shareholder approval.

                                      -36-




2 Assuming no exercise of the 6,250,000 Powers Options or the 1,635,000 Avent Options.

3 Non-employee director. Includes 5,000 shares underlying options authorized for issuance under the 1995 Directors Plan, subject to shareholder approval of that plan. See "Proposal 5: Approval of the 1995 Non-employee Directors Stock Option Plan."

4 Includes shares underlying options authorized for issuance under the 1996 Plan, subject to shareholder approval of that plan (with respect to Mr. Csiszar and Gov. West) , and 100,000 shares underlying options granted under the Company's 1987 Stock Option Plan. See "Proposal 6: Approval of the 1996 Employee Stock Option Plan."

5 Excludes 9,012 shares held in the names of members of Mr. Seibels' immediate family as to which he has neither sole nor shared voting or dispositive power and as to which he disclaims beneficial ownership.

6 Excludes 45,557 shares held in the names of members of Mr. Walker's immediate family as to which he has neither sole nor shared voting or dispositive power and as to which he disclaims beneficial ownership.

7 Includes 280,000 shares underlying options authorized for issuance under the 1996 Plan, subject to shareholder approval of that plan. See "Proposal 6: Approval of the 1996 Employee Stock Option Plan."

8 Includes 705,000 shares underlying unexercised options and 1,282,430 shares issued and outstanding (representing 6.97% of the Company's issued and outstanding shares).

9 Based on information contained in Statement on Form 4 for February, 1996: includes 6,200 shares to which Mr. Alissa has sole voting power, and 4,057,000 and 4,089,000, including shares as to which he has shared voting power shares beneficially owned (shared voting and dispositive power) by Abdullatif Ali Alissa Est. (the "Establishment"), Financial Investors Limited ("FIL") and General Investors Limited ("GIL"). Mr. Alissa has informed the Company that he is the President of the Establishment; that FIL is wholly owned by the Establishment; and that GIL is wholly owned by Mr. Alissa.

10 Includes the 6,250,000 Powers Shares and 364,206 shares owned by the Powers as of January 30, 1996. Does not include the shares underlying the Powers Options. If the shares underlying the Powers Options were included as beneficially owned by the Powers the Powers would beneficially own 12,864,206 shares, representing 41.62% of the class.

11 Excludes 1,635,000 shares underlying the Avent Options. See "RECENT DEVELOPMENTS -- The Avent Transaction." If these shares were included as beneficially owned by the Avent Group, the Avent Group would beneficially own 3,270,000 shares, representing 16.32% of the class (assuming no issuance of the Powers Shares) or 12.44% of the class (assuming issuance of the Powers Shares, but exluding shares underlying the Powers Options).


                          RECENT DEVELOPMENTS

Sale of Consolidated American

On February 7, 1996, the Company signed a letter of intent for the sale of Consolidated American Insurance Company, a dormant subsidiary of SCIC ("Consolidated") to Hogan Holding Corporaton ("HHC"). Consolidated holds insurance licenses in 13 states. The letter of intent contemplates that HHC will pay SCIC approximately $6,000,000, subject to adjustments for any change in Consolidated's financial condition, assets or liabilities occurring between December 31, 1995 and the date of the closing of the sale. HHC will pay approximately $5,000,000 in cash to SCIC at the closing and will pay approximately $950,000 in cash into escrow at the closing, to be released on a pro rata basis to SCIC as Consolidated is approved to do new business in each of the thirteen states. The Board believes the sale of Consolidated will benefit the Company and its shareholders as much-needed capital will flow into SCIC in exchange for a dormant subsidiary.

The Avent Transaction

On March 29, 1996, the Company closed a transaction (the "Avent Transaction") with a group including Fred C. Avent, and Pepsico of Florence.

(referred to collectively as the "Avent Group"). Under agreements dated March 28, 1996, between the Company and the Avent Group, the Company sold 1,635,000 shares of Common Stock (the "Avent Shares") to the Avent Group for a purchase price of $2.00 per share in a non-public transaction.

As additional consideration for the purchase of the Avent Shares, the Company has agreed, as soon as practicable, to deliver to the Avent Group options to purchase an additional 1,635,000 shares of Common Stock (the "Avent Options"). The Avent Options shall be exercisable at the greater of book value per share at the date of exercise or $2.50 per share. The Avent Options expire on December 31, 2000. The Company contemplates issuing the Avent Options after the meeting. In addition, the Avent Group has the right to nominate one director for election to the Board. See "PROPOSALS RELATING TO THE POWERS TRANSACTION: PROPOSALS 1, 2, 3 AND 4 -- Proposal 4: Increase in Number of Directors."

Prior to the issuance of the Avent Shares, there was no affiliation between the Avent Group and the Company. The Company is unaware of any affiliations between the Avent Group and either the Powers or the Alissa Group.

                                     GENERAL

Expenses of Solicitation

The cost of soliciting proxies will be borne by the Company. Officers, directors and employees of the Company may solicit proxies by telephone, telegram or personal interview.

Additional Information

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York, 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400 Chicago, Illinois 60661. Copies of such material also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy statements and other information concerning the Company may be inspected and copied at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006-1506

Incorporation by Reference

The information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (the "10-K") is incorporated herein by reference. A copy of the 10-K is available from the Company upon request.

April ___, 1996                                             Priscilla C. Brooks
                                                            Corporate Secretary